                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             American Brands, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             American Brands, Inc.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                             American Brands, Inc.

                            1700 East Putnam Avenue

                        Old Greenwich, Connecticut 06870

                                                                  March 11, 1994

Dear Stockholder:

  The 1994 Annual Meeting of stockholders will be held on Tuesday, May 3, 1994 at 10:00 a.m. at the Stamford Center for the Arts, Atlantic Street and Tresser Boulevard, Stamford, Connecticut. You are invited to attend the meeting to consider personally the business described in the following notice of meeting and proxy statement.

  At the meeting, there will be a report to the stockholders on the progress of the Company during the past year. A discussion period will also take place during which stockholders will have an opportunity to discuss matters of interest concerning the Company.

  A feature of these Annual Meetings has been the attendance in person of many stockholders, some with large holdings and some with small holdings. This has been most welcome. It is important to ensure that your shares be represented at the meeting whether or not you personally plan to attend. We urge you to promptly complete, date and return your proxy in the enclosed postpaid return envelope provided for that purpose.

                              Sincerely yours,


                              /S/ William J. Alley
                                  Chairman of the Board
                                    and Chief Executive Officer

                             American Brands, Inc.

                               NOTICE OF MEETING
                               -----------------

                                                                  March 11, 1994

  The Annual Meeting of stockholders of American Brands, Inc. will be held at the Stamford Center for the Arts, Atlantic Street and Tresser Boulevard, Stamford, Connecticut, at 10 o'clock in the forenoon (Eastern Daylight Time) on Tuesday, May 3, 1994, for the following purposes:

    A. To elect four directors for a term expiring at the 1997 Annual Meeting or until their successors have been duly elected and qualified;
    B. To consider and vote on the election of Coopers & Lybrand as independent accountants of the Company for the year 1994;
    C. To consider and vote on amendments to the Company's 1990 Long-Term Incentive Plan;
    D. To consider and vote on an amendment to the Company's 1986 Stock Option Plan;
    E. To consider and vote on amendments to the Company's annual executive incentive compensation program set forth in Article XII of the By-laws;
    F. To consider and vote on amendments to the Company's Profit-Sharing
       Plan;
    G. To consider and vote on five stockholder proposals set forth in the accompanying Proxy Statement, if such proposals are brought before the meeting; and
    H. To transact such other business as may properly come before the meeting.

  The stock transfer books will not be closed, but holders of Common Stock and $2.67 Convertible Preferred Stock, to be entitled to vote, must be holders of record at the close of business on March 4, 1994.


                                                     /S/ Louis F. Fernous, Jr.
                                                         Vice President and
                                                         Secretary

                                PROXY STATEMENT

  The Company's principal executive offices are located at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870. This Proxy Statement and accompanying proxy are first being sent or given to stockholders on or about March 11, 1994.

  The accompanying proxy is solicited by the Board of Directors. It may be revoked at any time before being voted by written notice given to the secretary of the meeting or by the delivery of a later-dated proxy. Proxies properly executed, duly returned to the Company and not revoked, will be voted for the election of directors (except to the extent that authority therefor is withheld) and on the other Items described in this Proxy Statement in accordance with the instructions in the proxy. The Board of Directors is not aware at the date hereof of any other matter proposed to be presented at this meeting, and does not believe that any matter may be properly presented other than the election of directors and Items 2 through 11. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment. Presence at the meeting does not of itself revoke the proxy.

                                     VOTING

  The only securities of the Company entitled to be voted are shares of Common Stock and $2.67 Convertible Preferred Stock and only holders of record at the close of business on March 4, 1994 are entitled to vote. Holders of Common Stock are entitled to one vote per share and holders of $2.67 Convertible Preferred Stock are entitled to three-tenths of a vote per share. There were 201,811,463 shares of Common Stock and 550,522 shares of $2.67 Convertible Preferred Stock outstanding at March 4, 1994.

  The affirmative vote of shares representing a majority in voting power of the shares of the Company's Common Stock and $2.67 Convertible Preferred Stock, voted together as one class, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary for the adoption of each of Items 2 through 11. Directors shall be elected by a plurality of votes cast. Proxies marked as abstentions, or to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect on the vote.

  As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and access thereto is limited to the independent Inspectors of Election and certain employees of the Company who must acknowledge their responsibility to comply with such policy.

ITEM 1
- ------
                             ELECTION OF DIRECTORS

  The Board of Directors currently consists of 12 members. The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, four nominees for director are to be elected as Class II directors. The nominees are Mr. Anderson, Dr. Ewers,

Mr. Johnstone and Mr. Kelley. The four Class III and four Class I directors have one year and two years, respectively, remaining on their terms of office. If no contrary indication is made, proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy, unless the Board of Directors shall determine to reduce the number of directors pursuant to the By-laws. All nominees are members of the present Board. All nominees and all current Class I and Class III directors were elected by the stockholders, except that Dr. Patricia O. Ewers was elected by the Board of Directors as a Class II director effective October 29, 1991 and Mr. Peter M. Wilson was elected by the Board of Directors as a Class III director effective February 1, 1994.

  There are set forth below opposite the names of the nominees and Class I and Class III directors their present positions and offices with the Company and their principal occupations during the past five years, their ages and the year first elected a director of the Company. There are also set forth below opposite their names under the heading "Shares of Common Stock beneficially owned", the shares of Common Stock of the Company beneficially owned by them on February 4, 1994 (except, as stated in Note (c) below, beneficial ownership is disclaimed as to certain shares), including shares of Common Stock (if any) of which they had the right on such date to acquire beneficial ownership pursuant to the exercise on or before April 5, 1994 of options granted by the Company, plus the number (if any) of shares of Common Stock held on December 31, 1993 by the Trustee of the Profit-Sharing Plan of the Company attributable to Company contributions and to employee pre-tax contributions made through payroll deductions that is equivalent as of that date to their undivided proportionate beneficial interests in all such shares. Beneficial ownership information is also provided below for the executive officers listed in the Summary Compensation Table on page 8. In addition, Mr. Anthony D. Househam, an executive officer listed in the Summary Compensation Table, had such beneficial ownership of 134,166 shares of Common Stock on February 4, 1994. In no instance does the security ownership of any of the nominees or other directors or executive officers listed below equal or exceed one percent of the outstanding shares of Common Stock of the Company. The information as to security holdings is based on information received by the Company from the nominees and other directors and executive officers, from the Corporate Employee Benefits Committee of the Company and from the Trustee.

                                                                             SHARES OF
                        PRESENT POSITIONS AND OFFICES WITH                  COMMON STOCK
                             THE COMPANY AND PRINCIPAL           YEAR FIRST BENEFICIALLY
                                OCCUPATIONS DURING                ELECTED      OWNED
          NAME                  THE PAST FIVE YEARS          AGE  DIRECTOR   (A)(B)(C)
          ----                  -------------------          ---  --------   --------

              NOMINEES FOR DIRECTOR--CLASS II--TERM EXPIRING 1997

 Eugene R. Anderson*        Partner, Anderson Kill            66    1980        8,800
                            Olick & Oshinsky, P.C. (law
                            firm)

 Patricia O. Ewers          President, Pace University        58    1991          500
                            since 1990; Vice President,
                            Dean of Faculties, DePaul
                            University prior thereto

 John W. Johnstone, Jr.     Chairman, President and           61    1989        1,200
                            Chief Executive Officer of
                            Olin Corporation (chemical,
                            metal and defense-related
                            products)

 Wendell J. Kelley          Retired since 1991;               67    1988        2,800
                            Chairman and Chief
                            Executive Officer of
                            Illinois Power Company from
                            1989 to 1991; Chairman,
                            President and Chief
                            Executive Officer of
                            Illinois Power Company
                            prior thereto


                    CLASS III DIRECTORS--TERM EXPIRING 1995

 William J. Alley*          Chairman of the Board and         64    1979      796,605
                            Chief Executive Officer of
                            American Brands, Inc.

 Arnold Henson*             Executive Vice President          62    1981      295,588
                            and Chief Financial Officer
                            of American Brands, Inc.

                                                                         SHARES OF
                    PRESENT POSITIONS AND OFFICES WITH                  COMMON STOCK
                         THE COMPANY AND PRINCIPAL           YEAR FIRST BENEFICIALLY
                            OCCUPATIONS DURING                ELECTED      OWNED
        NAME                THE PAST FIVE YEARS          AGE  DIRECTOR   (A)(B)(C)
        ----                -------------------          ---  --------   ---------
 Howard C. Humphrey   Vice President--Life Insurance      60    1987       93,586
                      of American Brands, Inc. since
                      1989; Chairman of the Board,
                      President and Chief Executive
                      Officer of The Franklin Life
                      Insurance Company (life
                      insurance), a subsidiary of
                      American Brands, Inc., since
                      1992; Chairman of the Board and
                      Chief Executive Officer of The
                      Franklin Life Insurance Company
                      from 1990 to 1992; Chairman of
                      the Board, President and Chief
                      Executive Officer of The
                      Franklin Life Insurance Company
                      prior thereto

 Peter M. Wilson*     Chairman and Chief Executive of     52    1994       98,600
                      Gallaher Limited (tobacco
                      products, distilled spirits,
                      optics, retail distribution and
                      housewares), a subsidiary of
                      American Brands, Inc., since
                      February 1994; Deputy Chairman
                      of Gallaher Limited from 1989
                      to 1994; Chairman and Chief
                      Executive of Gallaher Tobacco
                      Limited (tobacco products), a
                      subsidiary of Gallaher Limited,
                      since 1987

                     CLASS I DIRECTORS--TERM EXPIRING 1996

 Thomas C. Hays*      President and Chief Operating       58    1981       380,358
                      Officer of American Brands,
                      Inc.

                                                                             SHARES OF
                        PRESENT POSITIONS AND OFFICES WITH                  COMMON STOCK
                             THE COMPANY AND PRINCIPAL           YEAR FIRST BENEFICIALLY
                                OCCUPATIONS DURING                ELECTED      OWNED
          NAME                  THE PAST FIVE YEARS          AGE  DIRECTOR   (A)(B)(C)
          ----                  -------------------          ---  --------   ---------
 Sidney Kirschner           President and Chief               59    1991       1,100
                            Executive Officer of
                            Northside Hospital, Inc.
                            since 1992; Chairman of the
                            Board, President and Chief
                            Executive Officer of
                            National Service
                            Industries, Inc. (lighting
                            equipment, textile rentals
                            and specialty chemicals)
                            from 1991 to 1992;
                            President and Chief
                            Executive Officer of
                            National Service
                            Industries, Inc. prior
                            thereto

 Gordon R. Lohman           President and Chief               59    1990       1,000
                            Executive Officer of AMSTED
                            Industries Incorporated
                            (products for the railroad,
                            construction and building
                            markets) since 1990;
                            President and Chief
                            Operating Officer of AMSTED
                            Industries Incorporated
                            prior thereto

 Charles H. Pistor, Jr.     Vice Chair of Southern            63    1985       3,200
                            Methodist University since
                            1991; Chairman and Chief
                            Executive Officer of
                            NorthPark National Bank
                            prior thereto

- --------
*Member of Executive Committee of the Company's Board of Directors.

(a) The numbers of shares attributable to Company contributions under the Profit-Sharing Plan of the Company included in the numbers shown above are as follows: William J. Alley, 4,571; Thomas C. Hays, 6,551; and Arnold Henson, 17,021. The numbers of shares attributable to employee pre-tax contributions under such Plan included in the numbers shown above are:
    William J. Alley, 459; Thomas C. Hays, 500; and Arnold Henson, 756.

(b) The numbers of shares of which the nominees and Class I and Class III directors and Mr. Househam had the right to acquire beneficial ownership pursuant to the exercise on or before April 5, 1994 of options granted by the Company included in the numbers shown above are as follows: William J. Alley, 656,650; Thomas C. Hays, 288,050; Arnold Henson, 165,600; Anthony D. Househam, 120,200; Howard C. Humphrey, 58,000; and Peter M. Wilson, 98,100. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he is the beneficial owner of such shares. The numbers of shares of restricted stock granted under the Company's 1990 Long-Term Incentive Plan included in the numbers shown above are as follows: William J. Alley, 10,000; Thomas C. Hays, 5,000; Arnold Henson, 3,600; and Howard C. Humphrey, 2,000.

(c) To the best of the Company's knowledge, each nominee and Class I and Class III director and executive officer named above has sole voting and investment power with respect to shares shown after his name above, other than with respect to the shares listed in Note (b) above and except as follows: Mr. Hays shares voting and investment power as a co-trustee of various family trusts with respect to 8,800 shares and with respect to which he disclaims beneficial ownership; Mr. Humphrey's wife has sole voting and investment power with respect to 2,308 shares that she holds as to which shares Mr. Humphrey disclaims beneficial ownership; and Mr. Pistor shares voting and investment power with his wife with respect to 2,400 shares. The Trustee of the Profit-Sharing Plan has agreed to vote the shares it holds in the Trust in accordance with instructions received from members of the Plan and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which the Trustee has received instructions.

  Eight meetings of the Company's Board of Directors were held during the Company's last fiscal year. Each director of the Company attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of committees of the Board of Directors of which he was a member, during the periods that he served during the Company's last fiscal year.

  In addition to the Executive Committee, the Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee. The Audit Committee is comprised of Messrs. Anderson, Kirschner, Pistor and Dr. Ewers. Its functions include recommending annually to the Board of Directors a firm of independent accountants to audit the Company's financial statements and the scope of such firm's audit, reviewing reports and recommendations of the Company's independent accountants, reviewing the scope of all internal audits and reports and recommendations in connection therewith and reviewing nonaudit services provided by the Company's principal independent accountants. It held five meetings during the Company's last fiscal year. The Compensation and Stock Option Committee is comprised of Messrs. Anderson, Johnstone, Kelley and Pistor. It administers the Company's Stock Option Plans and 1990 Long-Term Incentive Plan, and its functions include the designation of key employees to whom stock options, stock appreciation rights, restricted stock, performance awards and other stock-based awards may be granted, and, within specified limits, the number of shares that may be granted to any such key employee. Its functions also include setting compensation for officers employed by the Company and holding the office of Vice President or a more senior office and the designation of those persons, in addition to the Chairman of the Board, who shall be entitled to participate in incentive compensation under Article XII of the By-laws and the allotment among such persons of the amount made available for allotment. It held seven meetings during the Company's last fiscal year. In addition, the Company has a Salary Committee comprised of Messrs. Alley, Hays and Henson and four additional executive officers. Its functions include the establishment of salary administration guidelines for the Company and its domestic subsidiaries, applicable to all employees other than officers of the Company whose salaries are required by the By-laws of the Company to be fixed by the Compensation and Stock Option Committee, and, in accordance with such guidelines, the approval of all salaries above a specified amount, and recommending to the Board of Directors compensation arrangements for nonmanagement directors. It held two meetings during the Company's last fiscal year. The Nominating Committee is comprised of Messrs. Anderson, Johnstone, Lohman and Pistor. Its functions include recommending persons for nomination for election as members of the Company's Board of Directors. The Nominating Committee held two meetings during the last fiscal year. Its functions also include recommending directors for membership on the Compensation and Stock Option Committee. Stockholders wishing to recommend persons for consideration by the Nominating

Committee as nominees for election to the Company's Board of Directors can do so by writing to the Secretary of the Company at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870, giving each such person's name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the person recommended of his consent to be named as a nominee and, if nominated and elected, to serve as a director. The Company's Certificate of Incorporation also contains a procedure for stockholder nomination of directors.

  Mr. Alley is a director of CIPSCO Incorporated, Central Illinois Public Service Company and Rayonier Inc. Mr. Johnstone is a director of Phoenix Home Life Insurance Company; Mr. Kelley is a director of Magna Group, Inc.; Mr. Lohman is a director of CIPSCO Incorporated and Central Illinois Public Service Company; and Mr. Pistor is a director of AMR Corporation, Centex Corporation and Oryx Energy Company.

  For information with respect to the beneficial ownership of securities of the Company by directors and executive officers as a group, see "Certain Information Regarding Security Holdings".

  During the last fiscal year, a subsidiary of the Company made purchases from Olin Corporation, of which Mr. Johnstone is Chairman, President and Chief Executive Officer and a director, in the amount of approximately $3,400,000. The transactions were made in the ordinary course of business and on terms no less favorable to the Company's subsidiary than would have prevailed in similar transactions with any other supplier. The Company's subsidiary intends to continue to make purchases from Olin Corporation during 1994 if it determines that it may do so on terms beneficial to it.

  Each director and officer of the Company who is subject to Section 16 of the Securities and Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Company's securities. Reports received by the Company indicate that all such directors and officers have filed all requisite reports with the Securities and Exchange Commission on a timely basis during or with respect to 1993, except that Mr. Hays was late in filing an amended Form 5 to report the transfer of shares between two family trusts of which he is a co-trustee, Mr. Househam was late in filing his Form 5 to report the exempt receipt of shares upon vesting of an award and Mr. Humphrey was late in filing an amended Form 5 to report two exempt exercises of stock appreciation rights.

                             EXECUTIVE COMPENSATION

  There is set forth in the following table a summary of all compensation paid to, or earned by, the five most highly compensated executive officers during each of the Company's last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                       ANNUAL COMPENSATION               COMPENSATION
                               ------------------------------------ -----------------------
                                                        OTHER       RESTRICTED  SECURITIES
                                                        ANNUAL        STOCK     UNDERLYING   ALL OTHER
NAME AND PRINCIPAL                       BONUS (1) COMPENSATION (2) AWARDS (3) OPTIONS/SARS COMPENSATION
POSITION                  YEAR SALARY $     ($)          ($)           ($)         (#)          ($)
- ------------------        ---- --------- --------- ---------------- ---------- ------------ ------------
WILLIAM J. ALLEY          1993 1,053,600   862,125    4,313,095          -0-     163,200      949,877(4)
Chairman of the Board     1992 1,003,400 1,008,782        5,910          -0-     120,000      304,487(4)
and Chief Executive       1991   951,000   875,295                   445,625     170,000
Officer of American
Brands, Inc.

THOMAS C. HAYS            1993   655,800   394,158    2,122,937          -0-      81,600      503,403(4)
President and Chief       1992   624,600   506,630        2,955          -0-      60,000      169,063(4)
Operating Officer of      1991   592,000   450,738                   222,813      85,000
American Brands, Inc.

ARNOLD HENSON             1993   552,800   363,889    2,116,887          -0-      58,750      442,821(4)
Executive Vice President  1992   526,500   425,791        2,128          -0-      43,200      147,250(4)
and Chief Financial       1991   499,000   378,818                   160,425      61,200
Officer of American
Brands, Inc.

ANTHONY D. HOUSEHAM       1993   535,716   362,343        4,728          -0-         -0-          -0-
Chairman and Chief        1992   547,712   385,463        1,182          -0-      24,000    1,046,315(5)
Executive of Gallaher     1991   512,720   370,446                    89,125      34,000
Limited

HOWARD C. HUMPHREY        1993   331,255   250,697    1,119,801          -0-      36,500        4,497(4)
Chairman of the Board,    1992   315,600   234,333        1,182          -0-      24,000        4,364(4)
President and Chief       1991   300,000   190,698                    89,125      34,000
Executive Officer of The
Franklin Life Insurance
Company

- --------
(1) Article XII of the By-laws of the Company provides for payment of incentive compensation to members of the Management Group (consisting of key employees, defined pursuant to Article XII). An amount equal to 1/2 of 1% of Net Income Before Taxes (as defined in Article XII) is made available for allotment annually if net income before taxes equals or exceeds 12% of net worth and a cash dividend has been paid on the Common Stock of the Company. Of the amount available for incentive compensation, 18% is allotted to the Chairman of the Board and the remainder is available to the Management Group on the following basis: 24% of the total amount available is allotted by Article XII to the members of the Management Group in proportion to their fixed salaries, and the balance may be allotted to them by the Compensation and Stock Option Committee, entirely at its discretion as to amounts and individuals. Payments are made by distributing 50% of the amount payable in cash as soon as practicable and 50% in cash on the December 15 next following the close of the year for which the allotment was made. The deferred portion of the Article XII payment is contingent upon the employee not engaging in competitive employment prior to receipt of payment thereof. See Item 5, Approval of Amendments to Annual Executive Incentive Compensation Program. Mr. Househam participated in an incentive compensation plan for key employees of Gallaher Limited. Under such plan, an amount equal to 0.389% of consolidated profits before tax (as defined in such plan) is made available for allotment annually, provided that such profits before tax equal at least (Pounds)27,000,000. Of the amount made available for incentive compensation, 18.5% is allotted to the Chairman of Gallaher Limited.

(2) At the 1993 Annual Meeting, stockholders approved Company contributions to trusts established by executives in order to fund supplemental retirement and profit-sharing benefits under the Company's Supplemental Retirement Plan on a current basis. The executive is taxed on the contribution when made and the earnings on the trust, but the Company provides the executive with an additional amount to pay the taxes. The amounts distributed to the executive at retirement, however, are not subject to tax and therefore the Company contributes to the trusts only the present value of the executive's after-tax benefit instead of being required to provide the executive's pre-tax benefit upon retirement. The amount set forth in the "Other Annual Compensation" column for 1993 includes the amount paid to the executive for reimbursement of taxes as follows:

      William J. Alley............................................... $4,281,417
      Thomas C. Hays.................................................  2,107,098
      Arnold Henson..................................................  2,105,483
      Howard C. Humphrey.............................................  1,113,571

   The contributions to the trusts for 1993 were to fund the supplemental retirement and profit-sharing benefits accrued for all prior years of service which had previously been unfunded. The amounts funded for 1994 and future years will typically fund the supplemental retirement and profit-sharing accruals for that year only and the related tax reimbursement payment in future years should therefore be lower. The remaining amounts in the "Other Annual Compensation" column for 1993 and the amounts for 1992 are cash dividend equivalents paid on performance awards. See table entitled "Long-Term Incentive Plans-Awards in Last Fiscal Year". Performance awards were not granted prior to 1992.

(3)The number and value of the aggregate restricted stock holdings on December 31, 1993 were:

                                                            SHARES (#) VALUE ($)
                                                            ---------- ---------
      William J. Alley...................................    10,000    $332,500
      Thomas C. Hays.....................................     5,000     166,250
      Arnold Henson......................................     3,600     119,700
      Anthony D. Househam................................     2,000      66,500
      Howard C. Humphrey.................................     2,000      66,500

   Mr. Househam's awards were deferred stock awards under which shares are not delivered to Mr. Househam until the end of the restriction period. Dividends are paid on the restricted stock and dividend equivalents are paid on Mr. Househam's deferred stock awards.

(4) Company contributions to the tax qualified Profit-Sharing Plan of the Company and supplemental profit-sharing amounts under the Company's Supplemental Retirement Plan.

   Company contributions to the tax qualified Profit-Sharing Plan of the Company (The Franklin Life Employees' 401(k) Plan in the case of Mr. Humphrey) were as follows:

                                                              1993        1992
                                                              ----        ----
      William J. Alley...................................   $22,925     $23,134
      Thomas C. Hays.....................................    22,925      23,134
      Arnold Henson......................................    22,925      23,134
      Howard C. Humphrey.................................     4,497       4,364

   Supplemental profit-sharing amounts credited under the Company's Supplemental Retirement Plan were as follows:

                                                                 1993     1992
                                                               -------- --------
      William J. Alley........................................ $148,117 $209,202
      Thomas C. Hays..........................................   75,139  111,072
      Arnold Henson...........................................   60,231   90,304

   Earnings credited on supplemental profit-sharing balances under the Company's Supplemental Retirement Plan were as follows:

                                                                  1993    1992
                                                                -------- -------
      William J. Alley......................................... $105,408 $72,151
      Thomas C. Hays...........................................   51,731  34,857
      Arnold Henson............................................   48,677  33,812

   Earnings had been credited on supplemental profit-sharing balances as if the balances were invested in an investment selected by the Company's Trusts Investment Committee which was the Salomon Brothers Inc Broad Investment Grade Index for 1993 and the MAS Pooled Trust Fund-Fixed Income Portfolio for 1992. Effective in December 1993 with the contributions to the trusts under the funding arrangement approved by stockholders at the 1993 Annual Meeting, actual trust earnings will be credited on supplemental profit-sharing balances.

   The Supplemental Retirement Plan provides for those amounts that would have been contributed under the Company's tax qualified Profit-Sharing Plan but for Internal Revenue Code limitations. As permitted by Securities and Exchange Commission rules, information prior to 1992 is not being reported.

   These amounts include the following Company contributions under the trust funding arrangement approved by stockholders at the 1993 Annual Meeting to satisfy the Company's obligation for supplemental profit-sharing (including 1992 amounts set forth above) under the Company's Supplemental Retirement
   Plan:

      William J. Alley........................................ $673,427
      Thomas C. Hays..........................................  353,608
      Arnold Henson...........................................  310,988

   These contributions funded the after-tax equivalent of supplemental profit-sharing accruals which had been unfunded for all years since supplemental profit-sharing credits were added to the Supplemental Retirement Plan in 1987. Contributions to the trusts for 1994 and future years will typically fund the supplemental profit-sharing accrual for that year only. The Company made additional contributions in 1993 to the trusts to fund its obligations for supplemental retirement benefits under the Company's Supplemental Retirement Plan to Messrs. Alley, Hays and Henson and The Franklin Life Insurance Company made a contribution to a trust established by Mr. Humphrey to fund obligations under its Supplemental Retirement Plan. See the Pension Plan Table on page 13 for a description of the amount of these supplemental retirement benefits.

(5) Under retirement plans and arrangements of Gallaher Limited under which Mr. Househam is entitled to benefits, Mr. Househam attained his normal retirement date of age 60 during 1992. Mr. Househam continued in employment with Gallaher Limited until January 31, 1994 and did not receive any further pension payments until his employment ceased. He was not credited with any pensionable service or earnings after normal retirement date and his pension is based on final pensionable pay through his normal retirement date. In accordance with United Kingdom law and the rules of the Gallaher pension schemes, at normal retirement date part of a pension may be exchanged for a tax-free lump sum. Mr. Househam elected to make this exchange and in 1992 was paid (Pounds)592,209 (approximately $1,046,315 based on the average exchange rate for 1992) in return for a reduction in the pension payable to him upon cessation of employment which, after such reduction, will amount to (Pounds)252,026 (approximately $378,719 based on the average exchange rate for 1993) per year.

  The following table provides information on the potential realizable dollar value of grants of stock options made in 1993 to the end of the option term to each of the five most highly compensated executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES
                                                                              OF STOCK PRICE APPRECIATION
                                          INDIVIDUAL GRANTS                         FOR OPTION TERM
                         ---------------------------------------------------- -------------------------------
                           NUMBER OF
                          SECURITIES     % OF TOTAL
                          UNDERLYING   OPTIONS GRANTED EXERCISE OR
                            OPTIONS    TO EMPLOYEES IN BASE PRICE  EXPIRATION
NAME                     GRANTED(#)(1)   FISCAL YEAR     ($/SH)     DATE(2)     5%($)(3)         10%($)(3)
- ----                     ------------- --------------- ----------- ---------- -------------    --------------
WILLIAM J. ALLEY........     163,200        6.92          33.75     9/27/03       3,463,952         8,778,333
THOMAS C. HAYS..........      81,600        3.46          33.75     9/27/03       1,731,976         4,389,167
ARNOLD HENSON...........      58,750        2.49          33.75     9/27/03       1,246,980         3,160,092
ANTHONY D. HOUSEHAM.....         -0-         -0-            -0-         N/A             -0-               -0-
HOWARD C. HUMPHREY......      36,500        1.55          33.75     9/27/03         774,720         1,963,291
ALL STOCKHOLDERS........         N/A         N/A            N/A         N/A   4,313,771,932(4) 10,931,945,078(4)
ALL OPTIONEES...........   2,358,600         100          34.00     2/22/03      50,432,529       127,805,930
                                                                    9/27/03

- --------
(1) All options are for shares of Common Stock of the Company. No stock appreciation rights ("SARs") were granted during 1993. Options are generally not exercisable until the expiration of one year from the date of grant.
(2) The 1990 Long-Term Incentive Plan further provides that each option shall have a limited right ("Limited Right") which may be exercised during the 60-day period beginning on the later of the date of a change in control of the Company and the day after the expiration of six months from the date of grant of the option (such 60-day period being referred to herein as the "Limited Right Exercise Period"). The Limited Right generally entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and (i) the fair market value of such shares at the date of exercise of the Limited Right if the option is an incentive stock option and (ii) if the option is a nonqualified stock option, the greater of (a) the highest price per share paid for shares of Common Stock of the Company acquired in the change in control and (b) the highest fair market value of shares of Common Stock during the Limited Right Exercise Period prior to the date of exercise. In lieu of exercising the Limited Right, the holder may exercise the option during the Limited Right Exercise Period. See Item 3, Approval of Amendments to the American Brands, Inc. 1990 Long-Term Incentive Plan.
(3) The dollar amounts under these columns result from calculations made at assumed 5% and 10% annual rates of stock price appreciation that are prescribed pursuant to rules of the Securities and Exchange Commission. The inclusion of such amounts and the use of such rates are not intended to forecast any possible future appreciation of the Company's stock price.
(4) No gain to the optionees is possible without an increase in the Company's stock price, which will benefit all stockholders commensurately.

  The following table provides information concerning exercise of stock options, alone or in tandem with SARs, made during 1993 by each of the five most highly compensated executive officers:

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF       VALUE OF UNEXERCISED
                            NUMBER OF                  SECURITIES UNDERLYING     IN-THE-MONEY
                              SHARES                   UNEXERCISED OPTIONS/      OPTIONS/SARS
                            UNDERLYING                 SARS AT FY-END (#)--    AT FY-END ($)--
                           OPTIONS/SARS      VALUE         EXERCISABLE/          EXERCISABLE/
NAME                     EXERCISED (#)(1) REALIZED ($)     UNEXERCISABLE        UNEXERCISABLE
- ----                     ---------------- ------------ --------------------- --------------------
WILLIAM J. ALLEY........       -0-            -0-         656,650/163,200         329,214/-0-
THOMAS C. HAYS..........       -0-            -0-         288,050/ 81,600          67,811/-0-
ARNOLD HENSON...........       -0-            -0-         165,600/ 58,750                 -0-
ANTHONY D. HOUSEHAM.....       -0-            -0-         120,200/     -0-        163,688/-0-
HOWARD C. HUMPHREY......       -0-            -0-          58,000/ 36,500                 -0-

- --------
(1) SARs permit an optionee, upon exercise of such rights and surrender of the related option or part thereof, to receive a payment equal to the excess of the fair market value (at the time of exercise) of the shares covered by such option or part thereof so surrendered over the option price of such shares. Such payment may be made in Common Stock of the Company (valued on the basis of the fair market value of such Common Stock at the time of exercise), in cash, or partly in cash and partly in Common Stock of the Company, as the Compensation and Stock Option Committee may determine. No SAR is exercisable prior to six months from the date of its grant.

  The following table provides information concerning long-term compensation awards made during 1993 to the five most highly compensated executive officers:

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

                                                              ESTIMATED FUTURE PAYOUTS
                                                                   UNDER NON-STOCK
                             NUMBER     PERFORMANCE PERIOD OR    PRICE-BASED PLANS
                           OF SHARES,    OTHER PERIOD UNTIL   -------------------------
                         UNITS OR OTHER     MATURATION OR     THRESHOLD TARGET  MAXIMUM
NAME                     RIGHTS (#)(1)       PAYOUT (2)          (#)     (#)      (#)
- ----                     -------------- --------------------- --------- ------  -------
WILLIAM J. ALLEY........     16,320             3 yrs           8,160   16,320  24,480
THOMAS C. HAYS..........      8,160             3 yrs           4,080    8,160  12,240
ARNOLD HENSON...........      5,875             3 yrs           2,938    5,875   8,813
ANTHONY D. HOUSEHAM.....        -0-               --               -0-      -0-     -0-
HOWARD C. HUMPHREY......      3,650             3 yrs           1,825    3,650   5,475

- --------
(1) These figures represent the number of shares that will be awarded upon attainment of the average consolidated return on equity target for the performance period.
(2) The performance period began on January 1, 1993 and will end on December 31, 1995. As of December 31, 1993, two years remain until maturation or payout.

  The number of shares of Common Stock to be delivered to the executive officers granted performance awards in 1993 is based on the level of achievement of specified operating goals of the Company and its consolidated subsidiaries during the performance period. The target amount will be earned if 100% of the targeted consolidated return on equity is achieved. The threshold amount will be earned at the achievement of 83 1/3% of the targeted average consolidated return on equity and the maximum award amount will be earned at the achievement of 125% of the targeted average consolidated return on equity. In addition, whether or not the performance goal is met, cash dividend equivalents will be paid during the performance period based upon the target amount.

RETIREMENT PLANS

  The following table sets forth the highest estimated annual retirement benefits payable to persons in the specified compensation and years of service classifications upon retirement at normal retirement date, assuming election of an annuity for the life of the employee only, under the retirement plans of the Company and those of its domestic subsidiaries under which executive officers of the Company would be entitled to benefits:

                                     PENSION PLAN TABLE

                           ESTIMATED ANNUAL RETIREMENT BENEFITS
                       FOR REPRESENTATIVE YEARS OF CREDITED SERVICE
                  ------------------------------------------------------
   REMUNERATION     10       15       20       25       30        35
   ------------     --       --       --       --       --        --
    $  500,000    $75,000 $112,500 $150,000 $187,500 $225,000 $  266,250
       600,000     90,000  135,000  180,000  225,000  270,000    319,500
       700,000    105,000  157,500  210,000  262,500  315,000    372,750
       800,000    120,000  180,000  240,000  300,000  360,000    426,000
       900,000    135,000  202,500  270,000  337,500  405,000    479,250
     1,000,000    150,000  225,000  300,000  375,000  450,000    532,500
     1,100,000    165,000  247,500  330,000  412,500  495,000    585,750
     1,200,000    180,000  270,000  360,000  450,000  540,000    639,000
     1,300,000    195,000  292,500  390,000  487,500  585,000    692,250
     1,400,000    210,000  315,000  420,000  525,000  630,000    745,500
     1,600,000    240,000  360,000  480,000  600,000  720,000    852,000
     1,800,000    270,000  405,000  540,000  675,000  810,000    958,500
     2,000,000    300,000  450,000  600,000  750,000  900,000  1,065,000
     2,200,000    330,000  495,000  660,000  825,000  990,000  1,171,500

  The estimated annual retirement benefits set forth in the preceding table include any offset for Social Security benefits required under the applicable plan.

  The compensation covered by the retirement plans under which executive officers are to receive retirement benefits includes essentially compensation that would fall under the categories of "Salary" and "Bonus" in the Summary Compensation Table shown above on page 8 averaged over the five highest consecutive years. The years of service of Messrs. Alley, Hays, Henson and Humphrey are 27, 29, 12 and 34, respectively.

  The Supplemental Retirement Plan of the Company provides supplemental retirement benefits to "highly compensated employees" (as defined in the Internal Revenue Code) in an amount equal to the difference between the benefits payable under the Retirement Plan and the amount that would be payable under the Company's tax qualified Retirement Plan formula in excess of the Internal Revenue Code limitation on maximum benefits payable from tax qualified retirement plans (currently the lesser of $118,800 and the employee's average compensation during his three highest-paid consecutive years of employment). The Supplemental Retirement Plan also provides for payments to "highly compensated employees" of any amount by which the Retirement Plan benefit is reduced because of the limitation contained in the Internal Revenue Code on the combination of the benefits payable thereunder and additions to the Company's tax qualified Profit-Sharing Plan. The Internal Revenue Code also provides that benefits under tax qualified plans cannot be based on compensation in excess of a certain limit (currently $150,000). The Supplemental Retirement Plan provides to "executive participants" the difference between the amount paid under the Retirement Plan and the amount that would have been paid thereunder if the $150,000 limit on compensation were not included therein. "Executive participants" are defined as those entitled to an allocation under Article XII and employees covered under the Company's management incentive plan. In calculating retirement benefits, no credit is given for service in excess of 35 years. The Pension Plan Table set forth above includes these Supplemental Retirement Plan benefits. Mr. Humphrey is entitled to similar benefits under the Supplemental Retirement Plan of The Franklin Life Insurance Company.

  Under the Supplemental Retirement Plan, Messrs. Hays and Henson will each receive an annual benefit equal to 52 1/2% of his average compensation during the five highest-paid consecutive calendar years of employment, provided he continues in employment until the earlier of normal retirement age of 65 or completion of 35 years of service. This 52 1/2% benefit is approximately the same as the benefit in the 35 year column of the Pension Plan Table set forth on the preceding page. The benefit is reduced by 1 1/2% of such average compensation for each year that such officer retires prior to age 65 unless he has completed 35 years of service. The benefit is also reduced by benefits under the Company's Retirement Plan, the retirement plans of subsidiaries of the Company and of any prior employer.

  The Company has an agreement with Mr. Alley which will provide him with an annual retirement benefit of 52 1/2% of the average of his five highest-paid consecutive calendar years' earnings. For purposes of computing Mr. Alley's highest five-year average earnings, his compensation at the date of his termination of employment is assumed to continue until his normal retirement date. If Mr. Alley terminated employment on December 31, 1993 with entitlement to a retirement benefit under the agreement, his retirement benefit would be approximately $979,034 annually. This is the same benefit to which Mr. Alley is entitled under the Company's Retirement Plan and Supplemental Retirement Plan.

  As noted in Note (2) under the Summary Compensation Table on page 8, Messrs. Alley, Hays, Henson, Humphrey and certain other executive officers have established trusts to which the Company (or the Company's subsidiary by which the executive is employed) make contributions to fund currently the Company's supplemental retirement and profit-sharing obligations. The Company also continues to maintain "rabbi" trusts with a bank for the purpose of paying its supplemental retirement and profit-sharing obligations that are not fully funded by the executives' trusts.

SEVERANCE AND EMPLOYMENT AGREEMENTS

  The Company has entered into agreements with Messrs. Alley, Hays, Henson and Humphrey to provide certain severance benefits for them in the event of their termination of employment following a change in control (as defined in the agreements) of the Company. Each agreement provides generally that if, subsequent to a change in control, the Company terminates the employment of the officer other than for disability or cause, or if the officer elects to terminate his employment for good reason, as provided in the agreement, the officer will then receive three years of base salary, three times the amounts for one year of his incentive compensation award and Profit-Sharing Plan allocation (and the supplemental profit-sharing allocation under the Supplemental Retirement Plan), three additional years of service and earnings credit under the retirement plans and arrangements of the Company and three additional years of coverage under the life, health, accident, disability and other employee plans of the Company, provided that if any such person is within three years of his normal retirement date, the multiplier of three is reduced for each category of payment to the number of years and portion thereof remaining prior to such date. Each agreement also provides for payment of an amount necessary to restore any benefit diminution under the agreement and the Company's stock option plans and 1990 Long-Term Incentive Plan if the special excise tax imposed under Section 280G of the Internal Revenue Code is applicable. Assuming a change in control and a termination date of February 1, 1994, the amounts payable under such agreements would have been $1,908,029, $3,427,994, $2,734,841 and $1,791,591, for Messrs. Alley, Hays, Henson and
Humphrey, respectively. The Company has established "rabbi" trusts with a bank for the purpose of paying these amounts. The foregoing amounts do not include the three additional years of service and earnings credit under retirement plans and arrangements or the three additional years of coverage under life, health, accident, disability and other employee plans to which the foregoing persons would be entitled. The amounts payable are reduced by any amounts payable under the agreements referred to in the succeeding paragraph providing severance benefits after termination of employment without regard to a change in control.

  The Company has also entered into agreements with Messrs. Alley, Hays and Henson to provide severance benefits without regard to a change in control if the Company terminates the employment of the officer for reasons other than for disability or cause. The severance agreements provide the same benefits as those described in the preceding paragraph for a termination of employment following a change in control except that the multiplier is three in the case of Mr. Alley and two in the case of Messrs. Hays and Henson. Assuming a termination of employment on February 1, 1994, the amounts payable under the severance agreements, which would represent their base salary, Article XII award and Profit-Sharing Plan allocation (and the supplemental profit-sharing allocation under the Company's Supplemental Retirement Plan), would have been $1,908,029, $2,285,329 and $1,988,975 for Messrs. Alley, Hays and Henson, respectively. Mr. Humphrey has a similar severance agreement with American Franklin Company wherein the multiplier is two and, in the event of Mr. Humphrey's severance from employment on February 1, 1994, the amount payable to him would have been $1,194,394. The foregoing amounts do not include the additional years of service and earnings credit under retirement plans and arrangements or the additional years of coverage under life, health, accident, disability and other employee plans to which the foregoing persons would be entitled.

  Gallaher Limited had an agreement with Mr. Househam which provided, among other things, for his employment by Gallaher Limited at a salary for 1993 of (Pounds)356,502 (approximately $535,716, based on the average exchange rate for 1993) and for reimbursement of all reasonable expenses incurred by him in the performance of his duties under the agreement. The agreement was terminable by Gallaher Limited upon three years' written notice. The agreement also provided that in the event the employment of Mr. Househam was terminated, or Mr. Househam elected to terminate his employment for good reason, after a change in control of the Company or Gallaher Limited, he was to receive up to three times his salary, incentive compensation and certain benefits. Mr. Wilson has a similar employment agreement with Gallaher Limited providing for his employment by Gallaher Limited at a salary rate for 1994 of (Pounds)314,000 (approximately $471,848, based on the average exchange rate for 1993).

DIRECTOR COMPENSATION

  Each director who is not an officer or employee of the Company or one of its subsidiaries receives an annual fee of $35,000 for services as a director and an additional $1,500 for services on each committee of which the director is a member but not chairman. The chairmen of the Audit Committee, the Capital Appropriations Committee and the Compensation and Stock Option Committee receive an additional annual fee of $9,500 each for services as chairmen, the chairmen of the Corporate Committee on Women and Minorities in Management and Equal Employment Opportunity, the Corporate Responsibility and Public Affairs Committee, the Environmental Affairs Committee and the Nominating Committee receive an additional annual fee of $6,000 each for services as chairmen. A non-employee director receives an additional annual fee of $16,000 for services as a member of the Executive Committee. The Company has an agreement with Mr. Anderson to defer payment of the fees to which he is entitled as a director, including any fees for committee service. Interest on the deferred amounts is accrued quarterly based on the average quarterly treasury bill rate. During 1993, the Company also paid the cost of group life insurance coverage for directors who were not officers or employees of the Company as follows: Mr. Anderson, $2,728; Mr. Auerbach, $7,212; Dr. Ewers, $770; Mr. Johnstone, $1,223; Mr. Kelley, $2,037; Mr. Kirschner, $771; Mr. Lohman, $797; and Mr. Pistor, $1,357. Directors who are not officers or employees of the Company are also covered under the Company's matching gift program whereby the Company will make a 200% match of gifts totalling up to $15,000 by the director to an eligible charitable or educational institution.

  Each director who is not an officer or employee of the Company or one of its subsidiaries is also paid 200 shares of Common Stock of the Company each year under the Company's Stock Plan for Non-employee Directors which was approved by the stockholders at the 1990 Annual Meeting. Directors who are not officers or employees of the Company or one of its subsidiaries are covered while on Company business by the business travel accident insurance policy which covers employees of the Company generally.

  Each director who is not an officer or employee of the Company or one of its subsidiaries who voluntarily retires or decides not to stand for reelection as a director will receive an annual retirement benefit equal to the annual director's fee (exclusive of fees for committee service and fees for service on boards of directors of subsidiaries) in effect at the time of retirement to be paid for the number of years equal to such director's full years of service. Such benefit is payable beginning in the year in which such director retires or attains age 65, whichever occurs later, and continues to be payable to the director's beneficiary in the event of the director's death until all such payments have been made.

  Each director who is not an officer or employee of the Company is covered under the Company's charitable award program for non-executive directors. Under the program, the Company will make future contributions of up to $500,000 for each such director to charitable, educational or other qualified organizations designated by the director. The contribution would be made after the death of the director and the Company's obligation is funded by Company owned life insurance policies.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive resources that it needs in order to maximize its return to stockholders.

  Toward that end, the program attempts to provide:

    . competitive levels of salary and total compensation

    . annual incentive compensation that varies with the annual financial performance of the Company and its various operating companies

    . long-term incentive compensation to reward long-term financial performance.

  The Company intends to provide levels of total compensation for executive officers that are competitive with compensation for executives with comparable responsibilities in corporations of similar size. The competitive information is derived from a variety of sources, principally a survey conducted by Towers Perrin, the outside consultants of the Compensation and Stock Option Committee (the "Committee"), of compensation awarded by over 200 large, publicly-held corporations with revenues in excess of $2 billion participating in the survey (the "survey group"). Most of the companies in the survey group are in the S&P 500 and some are in the Peer Group index described on page 22. The Committee relies on a broad array of companies for comparative analysis of executive compensation because the Committee believes that the Company's competitors for executive talent are more varied than the Peer Group chosen for comparing stockholder return in the Performance Graph on page 22.

  The Company's executive compensation program consists of three basic elements--base salaries, annual incentive bonuses and long-term incentives. The long-term incentive plans of the Company and its operating companies covering executive officers of the Company are designed to ensure that incentive compensation varies based on the profitability of the Company and its various operating companies or on the performance of the Company's Common Stock. In addition, these plans provide the flexibility to reward executives based on their individual performance.

  As more fully described below, the Company announced a freeze on executive salaries in October 1993 and, as a result, executive salaries were not increased effective January 1, 1994.

 Committee Responsibilities

  The Company's By-laws require that the salaries of officers employed by the Company and having the offices of Vice President and above be fixed by the Committee. The Committee also has the authority to allot to executive officers employed by the Company and certain other officers a portion of the incentive compensation available for allotment under Article XII of the Company's By-laws. In addition, the Committee grants awards to executive officers and certain other officers under the Company's 1990 Long-Term Incentive Plan, which as described below generally consisted in 1993 of stock options and performance share awards. With respect to executive officers who are employed by the Company's subsidiaries, the Committee recommends the salaries of such executive officers to the relevant subsidiary company's board of directors. Further, unless the amount is fixed pursuant to the relevant subsidiary company plan, the incentive bonuses awarded to such executive officers are reviewed by the Committee prior to formal approval by the subsidiary board or appropriate committee. The Committee also reviews the design of the Company's compensation programs, assesses their competitiveness and effectiveness and makes recommendations with respect to them.

  Each of the elements of the program is described in the report below, including a discussion of the specific actions taken by the Committee with respect to the Chairman of the Board and Chief Executive Officer and the other executive officers for 1993.

 Base Salaries

  In determining salary adjustments for the Chief Executive Officer and other executive officers employed by the Company for 1993, the Committee sought to maintain salary levels for the executive group at or above the median of the survey group. The Committee determined that the salary of the Chairman of the Board and Chief Executive Officer be increased by 5% and that the salaries of other executive officers also be generally increased by 5%. This rate of salary increase was below the 7.7% average market salary increase of the survey group but maintained the salary levels of these executive officers slightly above the median of the survey group. One executive officer who retired during 1993 did not receive a salary adjustment for 1993.

  The Committee determined that the rate of salary increase and the resulting salary levels were appropriate as compared to the median of the survey group. Although there was no fixed relationship between corporate performance and salary increases, in making this determination, the Committee considered the record results that the Company was achieving during 1992 (salaries for 1993 were set at the end of 1992) despite the extremely adverse economic conditions that had been affecting the principal markets of most of the Company's businesses.

  The salary increases of the Company's executive officers who are chief executives of subsidiary companies were determined primarily based on the Committee's subjective assessment of the performance of the respective subsidiary company. Salary increases ranged from 4% to 9% with a 15% increase for Mr. Househam, Chairman and Chief Executive of Gallaher Limited. The Committee noted that, under Mr. Househam's leadership, Gallaher Limited has been a major contributor to the Company's earnings growth, that Gallaher Limited had made significant acquisitions of Whyte & Mackay, Vladivar and Invergordon in the distilled spirits industry and had also launched a major extension of its Benson & Hedges line of cigarette products and was preparing to launch another such extension. The average salary rate increase for these executive officers was 6.9% which compares to the average salary increase of 6.6% for this category of executive officers in the survey group.

  In October of 1993, it was determined that, as a result of the potential decrease in the Company's 1993 profits as compared to 1992 primarily due to the unsettled conditions in the domestic tobacco industry, salaries of the Chairman and other executive officers would not be increased effective January 1, 1994 as would ordinarily have been the case.

 Annual Incentive Bonuses

  Article XII of the By-laws of the Company provides for payment of incentive compensation to members of the Management Group (defined pursuant to Article
XII), including executive officers. An amount equal to 1/2 of 1% of Net Income Before Taxes (as defined in Article XII) is made available for allotment annually if net income before taxes equals or exceeds 12% of net worth and a cash dividend has been paid on the Common Stock of the Company. Of the amount available for incentive compensation, 18% is allotted to the Chairman of the Board and the remainder is available to the Management Group on the following basis: 24% of the total amount available is allotted by Article XII to the members of the Management Group in proportion to their fixed salaries, and the balance may be allotted by the Committee, entirely at the Committee's discretion, as to amounts and individuals. Payments are made by distributing 50% of the amount payable in cash as soon as practicable and 50% in cash on the December 15 next following the close of the year for which the allotment was made. The deferred portion of the Article XII payment is contingent on the executive officer not engaging in competitive employment prior to receipt of payment thereof.

  As Article XII mandates the allotment to be made to the Chairman of the Board each year, the Committee has no discretion with respect to his award. With respect to the incentive compensation awards for the other executive officers, the Committee allocated the minimum amount required by Article XII and with respect to the remaining amount, the Committee for 1993 generally followed its past practice of increasing or decreasing the total incentive compensation award to each executive officer in proportion to the increase or decrease in the Company's earnings from which Article XII payments are made available for allotment. The amount made available for allotment under Article XII for 1993 decreased 22.2% and thus the 1993 Article XII award for executive officers other than the Chairman of the Board decreased generally by 22.2% from the 1992
Article XII award with certain exceptions for reasons of internal equity and market competitiveness. Thus, the decrease for one of the executive officers named in the Summary Compensation Table on page 8 was 14.5%.

  Incentive compensation awards for executive officers of the Company who are employed by subsidiary companies are determined under the incentive compensation plans of those subsidiary companies. These plans generally provide for the establishment of target awards as a percentage of salary and the payment of a percentage of the target award based on the attainment of certain corporate income and individual achievement goals. Mr. Househam participated in an incentive compensation plan for key employees of Gallaher Limited. Under such plan, an amount equal to 0.389% of consolidated profits before tax (as defined in such plan) is made available for allotment annually, provided that such profits before tax equal at least (Pounds)27,000,000. Of the amount made available for incentive compensation, 18.5% is allotted to the Chairman of Gallaher Limited.

 Other Considerations with Respect to the Chairman's Compensation

  The annual incentive compensation for the Chairman under Article XII decreased by 14.5% from the Chairman's 1992 annual incentive compensation. This portion of his compensation is based strictly on a stockholder-approved formula related to the pre-tax earnings performance of the Company as explained under Annual Incentive Bonuses above. Although the total amount available for allotment decreased by 22.2% from 1992, the Chairman's Article XII payment decreased by 14.5% as the Chairman had voluntarily waived an amount of $200,000 of his Article XII award for 1992. For 1993, the full payment in accordance with the stockholder approved formula was made. The salary portion of the Chairman's compensation was increased by 5% for 1993, which was below the average market increase of 7.7% for the survey group. The Chairman's salary level placed him at 13% above the median of the survey group. Although there was no fixed relationship between salary and corporate performance, in making a determination that it was appropriate for the Chairman's salary to be at that level, the Committee subjectively considered the Company's overall financial performance, particularly in the context of the competitive and economic conditions within which the

Company and its subsidiaries operated. In particular, during the Chairman's tenure, the Company had seen substantial increases in earnings, even during a long recessionary period. The Company had achieved record net income during 1992, at the end of which the salary increase was determined, even though the recessions in many of the Company's principal markets worldwide were continuing unabated. As noted above, the Committee did not increase the Chairman's salary effective January 1, 1994.

 Long-Term Incentives

  Under the Company's 1990 Long-Term Incentive Plan, the Committee can grant to key employees of the Company and its subsidiaries a variety of long-term incentives, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalents and other stock-based incentives.

  In 1993, the Company granted incentive stock options, nonqualified stock options and performance share awards to its executive officers. The options have an exercise price not less than the fair market value of the stock on the date of grant. The options generally become exercisable one year from the date of grant, and expire 10 years from the date of grant. Benefits to an executive officer from stock options will be realized only in the event of an increase in the market value of the Company's Common Stock. The performance share awards are grants of Company Common Stock that are contingent upon the achievement by the Company and its subsidiaries of specified average return on equity targets over the performance period of 1993 to 1995. The number of shares of Common Stock to be delivered to the executive officers granted performance awards in 1993, including the Chairman of the Board and Chief Executive Officer, varies with the level of achievement during the performance period. The target amount will be earned if 100% of the targeted consolidated return on equity is achieved. Fifty percent of the target amount will be earned at the achievement of 83 1/3% of the targeted average consolidated return on equity and no amount will be earned below such level. The maximum award of 150% of the target amount will be earned at the achievement of 125% of the targeted average consolidated return on equity. In establishing these goals, the Committee considered the Company's average return on equity in recent years as well as the return on equity over a similar period of the companies comprising the Standard & Poor's
500. As a result, the awards are designed to provide a maximum share payment only if the Company's return on equity were to exceed that achieved by more than 50% of the Standard & Poor's 500 companies in recent years. In addition, the recipients of the performance awards will receive during the performance period cash dividend equivalents based on their target amount of shares.

  The Committee intends that stock options and performance awards serve as a significant piece of the executives' total compensation package, and thus they are granted in consideration of present and anticipated performance, as well as past performance. Moreover, the stock options and performance awards are intended to offer the executive officers significant long-term incentives to increase their efforts on behalf of the Company and its subsidiaries, to focus managerial efforts on enhancing stockholder value and to align the interests of the executives with the stockholders. As indicated above, the Committee's compensation philosophy is to have long-term incentives that pay more for superior performance and less if performance does not achieve that level. The Committee, in making its determinations in 1993 with respect to stock option and performance award grants to the individual senior executives, including the Chairman of the Board, was guided by the percentage of the individual's base salary that the estimated value of the stock options and performance awards would comprise. The Committee sets the percentage of base salary that the long-term incentive would represent at a level based on a comparison to the value of long-term incentives awarded to similarly-compensated executives in the survey group, based on the outside consultants' survey of competitive practice regarding the percentage of base salary represented by long-term incentives. The Committee used an option pricing valuation method for purposes of making such comparison. The Committee determined that the Chairman be given a grant of stock options and performance awards to place him at the 66th percentile of the survey group and the grants to the other executive officers were on average at the 68th percentile of the survey group. The number of performance award shares to be paid if target goals are met is set at 10% of the stock option award shares. These grants continue the Committee's practice of providing the Chairman and other executive officers with annual long-term incentive grants that are somewhat above median competitive levels, but within the overall range of competitive practice as recommended by Towers Perrin, the Committee's outside consultants.

  In determining the level of grants for the executive officers, including the Chairman of the Board, the Committee considered several factors in its subjective judgment without any of these factors being weighted greater than any other: first, that the Company and its subsidiaries comprise a large and diverse organization with over 100 operating subsidiaries in more than six highly competitive industries doing business on a worldwide basis; second, the complex task facing the executive officers in managing and furthering the performance, growth and prospects of such an organization; third, the high level of performance and results achieved by the Company and its subsidiaries in recent years, particularly during a time when extremely difficult economic conditions have been adversely affecting principal markets in which many of the businesses operate; and fourth, the favorable 1993 results in the Company's non-tobacco businesses as well as the response by the Company to the unsettled conditions in the domestic tobacco industry and the prospect for greater challenges to management in the future. Based on these factors, the Committee determined that it was desirable to establish a percentile target sufficiently above the median percentile of the competitive survey group so as to provide additional incentive to the executive officers to increase their efforts on behalf of the Company, its subsidiaries and its stockholders and also to reward strong performance.

  In addition, certain of the executive officers who are also chief executives of operating companies were granted additional performance awards payable in cash contingent upon the achievement by the relevant operating companies of specified operating company contribution targets over specified performance periods. The amount of cash payment is equal to the value of shares of the Company's Common Stock (determined at the date the performance award was set) underlying 5% of the executive officer's stock option granted immediately prior to the performance award grant if the operating company achieves the minimum performance goal and the amount will be increased up to 20% of the value of the executive officer's prior stock option grant if the maximum performance goal is attained. In setting the level of these grants, the Committee considered the factors set forth in the preceding paragraph. The performance goals are based on increases in operating company contribution for the operating company employing the executive officer during the performance period commencing January 1, 1993 and terminating December 31, 1995. Operating company contribution is defined as operating income excluding amortization of intangibles.

  Subsequent to stockholder approval at the 1993 Annual Meeting of stockholders, the Committee approved the implementation of employee grantor trusts for the Chairman and certain other executive officers. The employee grantor trust arrangements are for the purpose of currently funding the Company's obligations for supplemental retirement and profit-sharing benefits for these officers under the Company's Supplemental Retirement Plan. The amounts funded for the Chairman and the named executive officers are reflected in the section entitled "Summary Compensation Table" on page 8. The Committee believes that this funding arrangement provides greater security to executive officers for their Supplemental Retirement Plan benefits in a manner similar to that provided to all employees under the Company's tax qualified plans. The employee grantor trusts will therefore assist the Company in retaining and attracting key employees of outstanding ability without a significant increase in the economic cost to stockholders of the Supplemental Retirement Plan as noted in the proxy statement for the 1993 Annual Meeting.

  The Omnibus Budget Reconciliation Act of 1993 amended the Internal Revenue Code in order to limit the allowable tax deduction that may be taken by the Company for compensation paid to the

Chairman and the four other highest paid executive officers required to be named in the Summary Compensation Table. The limit is $1 million per executive per year, provided that compensation payable solely on account of the attainment of performance goals is excluded from the limitation. It is the Committee's intent to qualify to the extent practicable the annual incentive bonus under Article XII and stock options and performance awards under the 1990 Long-Term Incentive Plan as performance based compensation in order that these elements of compensation may qualify for the exclusion from the $1 million limit so that the Company's tax deduction will not be so limited for a significant portion of the compensation of these executive officers. In order to qualify compensation under Article XII and the 1990 Long-Term Incentive Plan for the performance based compensation exclusion, amendments to these programs are being submitted to stockholders for their approval.

                                    Compensation and Stock Option Committee

                                          Eugene R. Anderson, Chairman
                                          John W. Johnstone, Jr.
                                          Wendell J. Kelley
                                          Charles H. Pistor, Jr.

The following executive officers of the Company, as members of the boards of directors of two subsidiaries of the Company, participated in setting compensation for two employees of those subsidiaries who were executive officers and directors of the Company during 1993, and have signed this Report for this purpose.

                                          William J. Alley
                                          Thomas C. Hays
                                          Arnold Henson
                                          Robert L. Plancher

                                                               January 24,
                                                               1994

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As members of the boards of directors of Gallaher Limited and The Franklin Life Insurance Company, subsidiaries of the Company, Messrs. William J. Alley, Thomas C. Hays, Arnold Henson and Robert L. Plancher, who are executive officers of the Company, participated in setting compensation for Messrs. Anthony D. Househam and Howard C. Humphrey, officers of those respective subsidiary companies who were also directors of the Company during the last year. None of these individuals is a member of the Compensation and Stock Option Committee of the Company. The members of the Compensation and Stock Option Committee of the Company are set forth above.

                 AMERICAN BRANDS, INC. STOCK PRICE PERFORMANCE
                          (WITH DIVIDEND REINVESTMENT)


                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                 AMONG AMB, S&P 500 INDEX AND PEER GROUP INDEX

Measurement period
(Fiscal year Covered)   AMB             S&P 500 Index   PEER GROUP Index
- ---------------------   ---------       -------------   ----------------
Measurement PT -
12/31/88                $ 100           $ 100           $ 100

FYE 12/31/89            $ 112.3         $ 131.7         $ 131.8
FYE 12/31/90            $ 136.7         $ 127.6         $ 109.9
FYE 12/31/91            $ 153.8         $ 166.5         $ 151.6
FYE 12/31/92            $ 144.2         $ 179.2         $ 166.7
FYE 12/31/93            $ 125.6         $ 197.3         $ 179.2

- --------
* Excludes American Brands, Inc.

Peer Group Index

  The Peer Group consists of publicly traded companies in industry segments corresponding to the Company's five core businesses and its specialty businesses: the Tobacco segment comprises Philip Morris Companies, Inc., B.A.T Industries, Loews Corporation and Hanson PLC; the Distilled Spirits segment comprises Brown-Forman Corporation, The Seagram Company, Ltd., Allied-Lyons PLC, Grand Metropolitan PLC and Guinness PLC; the Life Insurance segment comprises Transamerica Corporation, American International Group, Inc., Aetna Life and Casualty, Torchmark Corporation and Capital Holding Corporation; the Hardware and Home Improvement segment comprises Masco Corporation, American Woodmark Corporation, The Black & Decker Corporation and The Stanley Works; the Office Products segment comprises Herman Miller Inc., Mead Corporation, Hunt Manufacturing Co. and Avery Dennison Corporation; and the Specialty segment comprises The United States Shoe Corporation, ProGroup, Inc. and T. & S. Stores PLC.

  The weighted average total return of the entire Peer Group, for each year, is calculated as follows: (1) the total return of each Peer Group member is calculated by dividing the change in market value of a share of its common stock, assuming quarterly dividend reinvestment, by the cumulative value of a share of its common stock at the beginning of the year; (2) each Peer Group member's total return is then weighted within its industry segment based on its market capitalization at the beginning of the year, relative to the market capitalization of the entire segment, and the sum of such weighted returns results in a weighted average total return for that segment; and (3) each segment's weighted average total return is then weighted based on the percentage of sales, excluding excise taxes, of that segment of the Company for the year, as compared with total Company sales, excluding excise taxes, and the sum of such weighted returns results in a weighted average total return for the entire Peer Group.

  The Peer Group Index reflects the weighted average total return for the entire Peer Group calculated for the five year period from a base of 100.

  The Report of the Compensation and Stock Option Committee on Executive Compensation and the American Brands, Inc. Stock Price Performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 of the Exchange Act.

ITEM 2
- ------

                      ELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors recommends that the stockholders elect Coopers & Lybrand as independent accountants for the Company for the year 1994. In line with this recommendation the Board of Directors intends to introduce at the forthcoming Annual Meeting the following resolution (designated herein as Item
2):

    "RESOLVED, that Coopers & Lybrand be and they are hereby elected independent accountants for the Company for the year 1994."

  In accordance with the Company's practice, a member of Coopers & Lybrand will attend the Annual Meeting to make a statement if he desires to do so and to respond to any appropriate questions that may be asked by stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 2.

ITEM 3
- ------

              APPROVAL OF AMENDMENTS TO THE AMERICAN BRANDS, INC.
                         1990 LONG-TERM INCENTIVE PLAN

  In 1990, the stockholders of the Company approved the American Brands, Inc. 1990 Long-Term Incentive Plan (the "1990 Plan"), an incentive compensation plan under which the Company may grant to "key employees" (as defined in the 1990
Plan) awards of stock options, stock appreciation rights, restricted stock, performance awards, other stock-based awards or any combination of the above. The Board of Directors has adopted amendments to the 1990 Plan as described below subject to stockholder approval.

  The Board of Directors believes that the 1990 Plan is a key element of the Company's executive compensation program. The purpose of the 1990 Plan is to aid the Company and its subsidiaries in securing and retaining key employees of outstanding ability by making it possible to offer them increased incentives, which may include a proprietary interest in the Company, to join or continue in the service of the Company or its subsidiaries and to increase their efforts for its welfare. There are approximately 600 employees of the Company and its subsidiaries eligible to receive awards under the 1990 Plan.

 SUMMARY OF PROPOSED AMENDMENTS

  A description of the proposed amendments to the 1990 Plan and the terms of the 1990 Plan, as amended, follows. The 1990 Plan, as proposed to be amended, is set forth in full in Exhibit A, and the description of the proposed amendments to the 1990 Plan and the terms of the 1990 Plan, as amended, which appears below is qualified in its entirety by reference thereto.

                      CHANGES IN RESPONSE TO NEW TAX RULES

  New tax legislation precludes the Company from taking a tax deduction for certain incentive compensation payments in excess of $1 million unless certain exceptions are met. Under the Omnibus Budget Reconciliation Act of 1993 ("OBRA 1993") the allowable federal income tax deduction for compensation paid or accrued with respect to the chief executive officer and each of the four other most highly compensated officers of a publicly held corporation will be limited to no more than $1 million per year beginning this year. Certain types of compensation are exempted from this deduction limitation, including "performance-based compensation" with respect to which objective performance goals have been established by a committee of "outside" directors before commencement of the services for which the compensation is paid. The material terms of the "performance-based compensation" program (including the individuals eligible to receive compensation, a description of the business criteria on which the performance goals are based, and either the maximum amount payable to an individual or the formula used to calculate the amount) must be approved by stockholders in order to be exempt. The Compensation and Stock Option Committee (the "Committee") has recommended to the Board of Directors, and the Board of Directors has approved, subject to the approval of the stockholders of the Company, the amendments described in the following two paragraphs, which are intended to comply with the requirements of OBRA 1993 so that options, stock appreciation rights and performance awards under the 1990 Plan will be considered "performance-based" compensation and, therefore, will continue to be deductible by the Company. Without the amendments, payments by the Company under such options, rights and awards granted to the chief executive officer or any of the next four most highly compensated employees of the Company during any particular year after 1993 may not be deductible by the Company if a particular employee's compensation exceeds $1,000,000. The amendments will avoid an increase in the after-tax cost to the Company as a result of a disallowance of a deduction for certain awards granted under the 1990 Plan.

  Under the 1990 Plan as now in effect, the selection of performance award criteria and specific goals is left entirely to the discretion of the Committee, and there are no limits on the number of shares or dollar amounts which may be awarded, except for the limitation on total stock-based awards of all types. Under the proposed amendments, performance criteria would be limited generally to certain criteria measured by revenues, operating income, operating company contribution, cash flow, income before income taxes, net income, earnings per share, return on equity or assets or total return to stockholders, whether applicable to the Company or any relevant subsidiary or business unit, or any combination thereof, as the Committee may deem appropriate. The specific goals and targets would be left to be set by the Committee. In addition, the proposed amendments provide for aggregate $5 million and 500,000 share limitations applicable to performance awards granted to any individual participant on or after January 1, 1994, which limitations apply depending upon whether the awards are denominated in cash or shares, respectively, and apply in addition to the limitations on the aggregate number of shares that may be made subject to any awards under the 1990 Plan and to any individual participant in each case on or after January 1, 1994 (see "Other Changes" below). This change is intended to satisfy the requirement that to qualify as "performance-based compensation" the material terms of the performance goal approved by stockholders include either the maximum amount of compensation to be paid or the formula used to calculate the amount.

  The 1990 Plan as now in effect also provides that the Committee may adjust the performance goals and measurements applicable to performance awards to take into account changes in the law and accounting and tax rules and to reflect the inclusion and exclusion of the impact of extraordinary or unusual items, events or circumstances. As proposed to be amended, no adjustment under this provision can be made which would result in an increase in compensation of any performance award recipient whose compensation in the year in question is subject to the OBRA 1993 limitation on deductibility. The Committee will be permitted, however, to adjust performance goals and measurements applicable to performance awards and thereby reduce the amount to be received by any performance award recipient if and to the extent that the Committee deems it appropriate.

                                 OTHER CHANGES

  The Board of Directors has conditionally adopted the following other amendments.

Increase in Number of Shares that may be made Subject to Awards

  The 1990 Plan as now in effect provides that the maximum number of shares of Common Stock which may be subject to awards is 6,400,000. This maximum is double the original maximum in the 1990 Plan as a result of a two-for-one stock split in the form of a 100% stock dividend, effective October 9, 1990. Awards for approximately this number of shares have already been granted and only a limited number of shares remain available for issuance under the 1990 Plan. In addition, the maximum number of shares of Common Stock that may be made subject to awards to any individual participant is 800,000 (reflecting the results of the two-for-one stock split effective October 9, 1990).

  In order to continue to carry out the purposes of the 1990 Plan after 1993 an amendment to the 1990 Plan will increase the number of shares of Common Stock that may be subject to awards by 12,000,000 shares, the additional shares to be made subject to awards on or after January 1, 1994. Another amendment would provide that no more than 2,000,000 shares of Common Stock could be made subject to awards granted on or after January 1, 1994 to any individual participant. The 1990 Plan provides and, following approval of the proposed amendments, would continue to provide for appropriate adjustment in the number and class of shares in the event of a stock dividend, recapitalization, merger or the like. The 1990 Plan as currently in effect also provides a mechanism for counting the number of shares available for grant under the 1990 Plan. As proposed to be amended, the 1990 Plan would permit shares that are subject to awards ultimately settled in cash instead of shares to be available for grant of future awards.

  The closing price per share of the Common Stock of the Company on the New York Stock Exchange--Composite Transactions on March 4, 1994 was $31.875.

Term of 1990 Plan

  Under the 1990 Plan as now in effect, no awards shall be granted after December 31, 1995. As the 1990 Plan is now being submitted to the stockholders, an additional amendment is proposed at this time extending the period during which awards may be granted to December 31, 1999.

Extension of Exercise Period for Retirement, Death and Disability

  Options granted under the 1990 Plan are generally exercisable during the period stated in the option (generally for the period from one to ten years from date of grant). Under the 1990 Plan as now in effect, however, the period of exercisability stated in the option may be shortened, in some cases substantially, upon the termination of the option holder's employment as a result of retirement, death or disability. In the event of retirement or disability, options that are exercisable at the time of termination can only be exercised for three years after termination (unless the normal option period expires sooner). In the event of death, the option cannot be exercised more than one year after death.

The Committee believes this acceleration of the option termination date is unfair to the holders who have retired, died or become disabled and should be changed. An amendment is thus being proposed to the 1990 Plan which would permit the grant of an option that would be exercisable, following termination of the participant's employment due to retirement under a retirement plan of the Company or a subsidiary or due to death or disability, for a period up to the balance of the normal term of the option, except that a nonqualified stock option may be exercised for one year after death even if that extends beyond the normal ten year term. There will be no change to the provisions regarding the exercisability of options after termination of the holder's employment for any other reason.

  It is the current intention of the Committee to amend presently outstanding options held by active employees (but not former employees) to provide for such longer post-employment exercise period, subject to obtaining the consent of the holders whose options are being amended. The Committee believes that this will better serve the purposes of the 1990 Plan. The amendment extending the maximum post-employment exercise period will enhance the incentive for key employees to maximize stockholder value by providing additional opportunity following termination as a result of retirement, death or disability for key employees to share in the benefits of stock price appreciation to which their services during employment may have contributed.

  For similar reasons, the Board has adopted, subject to stockholder approval, the same amendment to the Company's 1986 Stock Option Plan which would permit the extension of such post-employment exercise period for outstanding options under the 1986 Stock Option Plan. Thus, such options will be exercisable for the period set forth in the options and will not terminate three years after retirement or disability or one year after death. As is the case for outstanding options under the 1990 Plan, the Committee currently intends to amend outstanding options granted under the 1986 Stock Option Plan and held by active employees (but not former employees) to provide for such extended post-employment exercise period, subject to obtaining the consent of the holders whose options are being amended.

Limited Rights

  The 1990 Plan as currently in effect provides that the "limited right" attached to each option may be exercised by the holder during a 60 day "limited right exercise period" in the event of a "change in control" (as such terms are defined in the 1990 Plan) and if such limited right remains unexercised at the end of the limited right exercise period the Committee may act to exercise the limited right on the last day of such period. As proposed to be amended, the 1990 Plan would provide for an automatic exercise of limited rights on the date of a change in control, or (if later) the day after the expiration of the six month holding period for options not held for such six month period by those holders subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a later date determined by the Committee prior to a change in control, unless the Committee determines at the time of grant or at any time thereafter but prior to the change in control that the limited rights shall not be automatically exercised. In the event that the limited rights are not automatically exercised, the holder may during the limited right exercise period exercise the limited right in lieu of exercising any option or right associated therewith.

Family Gifts of Options

  The 1990 Plan as currently in effect provides that no award or portion thereof is transferable by the holder otherwise than by will or by the laws of descent and distribution. An amendment permits the transfer by gift of options to members of the holder's immediate family or to one or more trusts for the benefit of any such family members if permitted in the applicable award agreement.

Withholding of Shares for Payment of Withholding Taxes

  Another amendment confirms that participants may elect to have the Company withhold shares of Common Stock that would otherwise be deliverable upon the exercise of an option or right or payment or receipt of another award or by delivering to the Company other shares of Common Stock previously owned by the participant to satisfy any tax withholding in connection with such exercise, payment or receipt.

Written Consent of Committee

  Another amendment to the 1990 Plan expressly requires the Committee, when taking action without a meeting, to act by unanimous written consent rather than majority written consent. Previously, when acting by written consent the Committee has acted unanimously although technically not required to do so under the 1990 Plan.

 SUMMARY OF TERMS OF THE 1990 PLAN, AS AMENDED

  The 1990 Plan is administered by the Committee appointed by the Board of Directors and consisting of at least three members of the Board. The members of the Committee are not eligible to receive awards under the 1990 Plan and are intended to qualify as "outside" directors under OBRA 1993 and "disinterested" directors under Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Committee has the power and authority to administer, enforce and interpret the 1990 Plan, to make rules for carrying it out and to make changes in such rules. The Committee has complete discretion to select, from among the key employees eligible for awards, the individuals to whom the awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject, however, to the provisions of the 1990 Plan.

Stock Options and Stock Appreciation Rights

  The 1990 Plan authorizes the granting of incentive stock options and options not qualifying as incentive stock options under the Internal Revenue Code to purchase, or stock appreciation rights (as described below) to receive, shares of Common Stock.

  Under the 1990 Plan (a) the option price per share shall not be less than fair market value at the time of grant, (b) an option will not become exercisable until the participant shall have remained in the employ of the Company or a subsidiary for at least one year after the date of grant (subject to limited exceptions specified in the 1990 Plan) and may be exercised for ten years from the date of grant unless an earlier expiration date is stated in the option, provided that a nonqualified stock option may be exercised within one year from the date of death even though such one-year period extends beyond the ten-year term, (c) payment in full of the option price must be made upon exercise of each option, either in cash or shares of Common Stock with a fair market value equal to the option price (provided such shares have been held at least one year by the participant) or by a combination of cash and such shares having an aggregate value equal to the option price and (d) to the extent that the aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is exercisable for the first time by any participant during any calendar year exceeds $100,000, such option shall be treated as a nonqualified stock option to the extent of such excess. The Committee may permit participants simultaneously to exercise options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

  An option will expire upon termination of employment for reasons other than retirement, disability or death. If employment terminates by reason of death, disability or retirement under a retirement plan of the Company or a subsidiary, the option will continue to be exercisable until the expiration date set forth in the option, provided that a nonqualified stock option may be exercised within one year from the date of death even though beyond such expiration date. In the case of a participant whose principal employer is a subsidiary, the participant's employment shall be deemed to be terminated as of the date on which the principal employer ceases to be a subsidiary.

  The 1990 Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time the option is granted or thereafter during its term and in respect of all or part of such option, provided that the participant is a key employee at the time of grant of the stock appreciation rights. Stock appreciation rights permit a participant to elect to receive, at the discretion of the Committee, (a) shares of Common Stock of the Company with a fair market value, at the time of exercise of any such right, equal to the amount by which the fair market value of all shares subject to the option (or part thereof) in respect of which such stock appreciation right was granted exceeds the exercise price of such option (or part thereof), or (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. No stock appreciation right shall be exercisable prior to six months from the date of its grant, except in the event of a change in control. To the extent an option is exercised in whole or in part, any stock appreciation right granted in respect of such option (or part thereof) shall terminate and cease to be exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option (or part thereof) in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable. To the extent that any stock appreciation right shall not have been exercised or canceled, or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to be exercised automatically on the last day on which its related option is exercisable.

  The 1990 Plan further provides that each option shall have a limited right ("Limited Right") which (except for an option that has not been held for at least six months by a holder subject to Section 16 of the Exchange Act) is automatically exercised on the date of a change in control (as defined in "Change in Control" below), and for an option that at the time of a Change in Control has not been held for six months by a holder subject to Section 16, is automatically exercised on the day following expiration of such six month period, or in either case a later date determined by the Committee prior to a Change in Control, unless the Committee determines at the time of grant or at any time thereafter but prior to the Change in Control that the Limited Right shall not be automatically exercised. In the event that the Limited Right is not automatically exercised, the holder (other than a holder subject to Section 16 who has not held the option for at least six months) may during the 60-day period beginning on the date of the Change in Control, and the holder who is subject to Section 16 and has not held the option for at least six months at the time of a Change in Control may during the 60-day period beginning on the day following expiration of such six-month period (the applicable 60-day period for the holder being referred to as the "Limited Right Exercise Period"), in lieu of exercising the option, exercise the Limited Right relating thereto. The Limited Right entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and (i) the fair market value of such shares at the date of exercise of the Limited Right if the option is an incentive stock option and (ii) if the option is a nonqualified stock option, the greater of
(a) the highest price per share paid for shares of Common Stock of the Company acquired in the "Change in Control" (except to the extent such price is based on an acquisition of shares occurring prior to the expiration of six months from the date of grant if either at the time of grant of an option or the time of its exercise the holder is subject to Section 16 of the Exchange Act) and
(b) the highest fair market value of shares of Common Stock during the Limited Right Exercise Period prior to the date of exercise. The option will be canceled to the extent of the exercise of a Limited Right whether automatic or by the holder of the option. In lieu of exercising the Limited Right, the participant may exercise the option during the Limited Right Exercise Period as described under "Change in Control" below.

  The Committee may grant options under the 1990 Plan which have terms different from incentive stock options and nonqualified stock options in order to comply with foreign tax laws. The Committee may also grant stock appreciation rights without options to key employees in foreign jurisdictions that prohibit the ownership of Common Stock. Any such options or stock appreciation rights, however, must comply with the limitations contained in the 1990 Plan.

Restricted Stock

  Under the 1990 Plan, the Committee may also award shares of Common Stock which are subject to restrictions on transferability described below and such other conditions and restrictions as the Committee may determine, which may be based, in whole or in part, on service, performance and such other factors or criteria as the Committee may determine.

  The Company will deliver to each recipient of a restricted stock award an award agreement which shall set forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may permit such restrictions to lapse in installments within this restriction period and may accelerate or waive such restrictions at any time.

  Shares of restricted stock are non-transferable during the restriction period, and, if a participant to whom shares of restricted stock are granted terminates employment for any reason other than death, disability or retirement under a retirement plan of the Company or a subsidiary prior to the lapse of the restrictions, all shares still subject to restriction will be forfeited by the participant. Unless otherwise provided in the terms of the award, if the participant's employment terminates by reason of death, disability or retirement under a retirement plan of the Company or a subsidiary, the restriction period with respect to such shares of restricted stock will expire as of the date of such disability, retirement or death and the restrictions will lapse. The Committee may require that the certificates evidencing shares of restricted stock be held in custody by the Company during the restriction period.

  Prior to the lapse of restrictions on shares of restricted stock, the participant will have all other rights of a stockholder with respect to the shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the participant's agreement governing the terms of the award of restricted stock.

Performance Awards

  The Committee may also grant performance awards under the 1990 Plan. Performance objectives may vary from participant to participant, and between groups of participants, and will be limited generally to certain criteria measured by revenues, operating income, operating company contribution, cash flow, income before income taxes, net income, earnings per share, return on equity or assets or total return to stockholders, whether applicable to the Company or any relevant subsidiary or business unit, or any combination thereof, as the Committee may deem appropriate. The criteria selected by the Committee must include a minimum performance standard below which no payment will be made and a maximum performance level above which no increased payment will be made. The Committee has discretion to designate the period over which the performance factors are to be measured, but the performance period must be at least two years. The Committee may adjust the performance goals and measurements applicable to performance awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, provided that no adjustment shall be made which would result in an increase in the compensation of any holder whose compensation is subject to the OBRA 1993 limitation on deductibility for the year in question.

  Unless otherwise determined by the Committee, performance awards will generally be paid out on a prorated basis in the event of termination of employment due to death, disability or retirement under a retirement plan of the Company or a subsidiary, and will be forfeited in the event of other types of termination. If a participant engages in detrimental activity (which means, for purposes of the 1990 Plan, willful, reckless or grossly negligent activity determined by the Committee, on a case-by-case basis, to be detrimental to or destructive of the business or property of the Company or any subsidiary thereof) at any time (whether before or after termination of employment), any performance award that has not been paid to the participant prior to the date such activity is determined by the Committee to constitute detrimental activity shall be forfeited and shall never become payable.

  Performance awards will be payable in cash or Common Stock (which may, but need not, be shares of restricted stock) or a combination of cash and shares, on a current basis or deferred basis with such interest or earnings equivalent as may be determined by the Committee.

Other Stock-Based Awards

  The Committee may also grant other awards under the 1990 Plan pursuant to which shares of Common Stock (which may, but need not, be shares of restricted stock) are or may in the future be acquired, or awards denominated in stock units, including ones valued using measures other than market value.

Dividend Equivalents

  The Committee may, in its discretion, provide that any restricted stock awards, performance awards or other stock-based awards under the 1990 Plan may earn dividend equivalents. In respect of any such award which is outstanding on a dividend record date for Common Stock, the Committee may credit a participant with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such covered shares been issued and outstanding on such dividend record date. The rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies thereof, shall be established by the Committee. For example, the Committee may require that the performance goals for a performance award must be satisfied prior to payment of dividend equivalents relating to performance awards.

Other Terms and Conditions

  The 1990 Plan provides that no awards may be granted after December 31, 1999, but that the terms of awards granted on or before December 31, 1999 may extend beyond such date. Any shares that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is settled in shares) shall again be available for award. The 1990 Plan also provides that no award or portion thereof shall be transferable by the participant (except as a gift to immediate family members and trusts for the benefit of immediate family members, if permitted in the agreement governing the terms of the award) otherwise than by will or the laws of descent and distribution. A stock appreciation right accompanying an option may not be transferred on the death of the participant except to the transferee of the related option.

Change in Control

  In the event of a change in control (as defined below) of the Company, the 1990 Plan provides that (a) each stock option and stock appreciation right held by a participant (other than a participant subject to Section 16 of the Exchange Act who has not held the option or right for at least six months) shall become immediately exercisable; (b) except as provided below, all other stock options and stock appreciation rights shall become immediately exercisable on the date that is six months from the date of grant; (c) if a participant's employment is terminated following a change in control and such person has held stock options and stock appreciation rights for more than six months, the stock options, stock appreciation rights and related Limited Rights shall be exercisable during the Limited Right Exercise Period applicable to such stock option or stock appreciation right; (d) if a participant's employment is terminated following a change in control and such termination occurs within six months or less from the grant date, the stock options, stock appreciation rights and Limited Rights would be so exercisable only if the participant's employment were terminated
(i) by the Company other than for just cause (which would exist only if there were a felony conviction for fraud, misappropriation or embezzlement) or (ii) by the participant because the participant in good faith believed that as a result of the change in control he is unable to continue effectively to discharge his duties or because of a diminution in his aggregate compensation or benefits; and (e) Limited Rights shall be automatically exercised or become exercisable as described above under "Stock Options and Stock Appreciation Rights". In addition, in the event of a change in control, if the participant's employment were terminated (i) by the Company other than for just cause or (ii) by the participant because the participant in good faith believed that as a result of the change in control he is unable to continue effectively to discharge his duties or because of a diminution in his aggregate compensation or benefits, the restriction period with respect to such participant's shares of restricted stock would terminate and any conditions and restrictions with respect to performance awards and other stock-based awards would lapse as if all conditions and restrictions and the maximum objectives applicable thereto have been fully satisfied or completed, but all such awards would be prorated and paid only for the portion of the relevant restriction period, performance period or other period completed as of the date of termination of employment.

  A change in control is defined in the 1990 Plan to have occurred upon (a) the acquisition by a person or group of beneficial ownership of more than 20% of the outstanding voting stock of the Company, (b) a majority of the Board of Directors ceasing to be continuing directors (as defined in the 1990 Plan), (c) a merger, consolidation or sale of substantially all the assets of the Company in a transaction in which the Company's stockholders immediately prior to the transaction do not have at least 50% of the voting power of the surviving, resulting or transferee entity or following which any person or group has beneficial ownership of more than 20% of the voting power of the surviving, resulting or transferee entity or (d) the occurrence of any other event reportable by the Company as a change in control in a filing with the Securities and Exchange Commission on Form 8-K. The definition does, however, exclude (i) acquisitions of stock that would otherwise constitute a change in control made by the Company or an employee benefit plan (or related trust) sponsored or maintained by the Company and (ii) a merger or consolidation with a corporation that does not trigger the change in control provisions.

Divestiture of Participant's Employer

  The 1990 Plan provides that, if a participant is employed by a subsidiary of the Company, such participant's employment for purposes of the 1990 Plan shall be deemed to be terminated as of the date on which such principal employer ceases to be a subsidiary (the "Divestiture Date") and, except to the extent otherwise determined by the Committee or set forth in the agreement governing the terms of the award, (a) the restriction period with respect to shares of restricted stock shall be deemed satisfied as of the Divestiture Date and such shares shall become nonforfeitable and (b) performance awards and other stock-based awards shall become nonforfeitable as if all performance objectives or other conditions or restrictions applicable thereto have been attained, completed or satisfied. However, any such award shall be prorated for the relevant restriction period, performance period or other period completed as of the Divestiture Date.

Amendment and Termination

  The Board of Directors has the power, in its discretion, to amend the 1990 Plan at any time. It does not have the power, however, except as may be otherwise provided in the 1990 Plan, to (a) increase the maximum number of shares authorized for issuance pursuant to the 1990 Plan, (b) change the class of eligible employees to other than key employees, (c) reduce the basis upon which any minimum stock option price is determined, (d) extend the period within which awards under the 1990 Plan may be granted beyond December 31, 1999 or (e) provide for a stock option exercisable more than ten years from the date of grant, except in the event of death. In addition, the Board of Directors does not have the power to change the terms of any previously-granted award in a manner that would adversely affect the rights of the holder thereof without the consent of such holder, except to the extent provided in the 1990 Plan or contained in the terms of the award.

  The Board of Directors may suspend or terminate the 1990 Plan at any time. No such suspension or termination, however, shall affect options or stock appreciation rights then in effect. In the event of termination of the 1990 Plan, restricted stock, performance awards and other stock-based awards shall be prorated in the same manner as described above under "Divestiture of Participant's Employer" as if the participant were employed by a subsidiary that was divested by the Company on the date of termination of the Plan.

 FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the principal federal income tax consequences of awards under the 1990 Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

 Incentive Stock Options

  The grant of an incentive stock option will not result in any immediate tax consequence to the Company or to the participant. A participant will not realize taxable income upon the exercise of an incentive stock option, provided the participant was an employee of the Company or a subsidiary at all times from the date the option was granted to the date three months (in the case of a disabled employee, one year) before the date of exercise, and the Company will not be entitled to any deduction. If the participant does not dispose of the stock acquired within one year after its receipt (and two years after such option was granted), gain or loss realized on the subsequent disposition of the stock will be treated as long term capital gain or loss. The excess of the fair market value of the stock at the time of exercise over the option price will be includable in the participant's "alternative minimum taxable income" for purposes of the "alternative minimum tax". If the stock is disposed of prior to those times, the participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Any gain recognized by the participant on the disposition in excess of the amount taxable as ordinary income will be treated as capital gain, long or short term depending on whether the stock has been held for more than one year. Upon such a disposition, the Company will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such ordinary income.

 Nonqualified Stock Options

  The grant of a nonqualified stock option will not result in any immediate tax consequence to the Company or the participant. Upon exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the fair market value of the stock at the time of exercise over the option price, and the Company will generally be entitled to a deduction in the same amount.

 Stock Appreciation Rights

  The grant of a stock appreciation right will not result in any immediate tax consequence to the Company or to the participant. Upon the exercise of a stock appreciation right, any cash received and the fair market value of any stock received will constitute ordinary income to the participant. The Company will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such income.

 Restricted Stock

  A participant granted restricted stock will in most cases be subject to tax at ordinary income rates on the fair market value of the restricted stock at the time the restrictions lapse. However, a participant who makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant will have ordinary income as of such date equal to the fair market value of the shares of restricted stock determined without regard to the restrictions. If the shares subject to such election are forfeited, the participant will not be entitled to a deduction, refund or loss for tax purposes. In the case of a sale of shares after the expiration of the restriction period, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins upon such expiration and the tax basis for such shares will be equal to the fair market value thereof on such date. If the participant elects to be taxed as of date of grant, however, the holding period commences on such date and the tax basis will be equal to the fair market value of the shares on the date of grant determined without regard to the restrictions. The Company will in most instances be entitled to a deduction equal to the amount treated as compensation to the participant.

 Performance Awards and Other Stock-Based Awards

  A participant receiving any performance award or other stock-based award will recognize income, and the Company will generally be allowed a deduction, when the award is paid. The amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant and the Company will generally be entitled to a tax deduction therefor.

 Dividend Equivalents

  Dividend equivalents credited in respect of performance awards and other stock-based awards generally will be taxed at ordinary income rates when paid to the participant and in most instances will be treated as additional compensation deductible by the Company at such time.

 OBRA 1993 Deductibility Limitation

  As noted above, under OBRA 1993 the allowable federal income tax deduction for compensation paid or accrued with respect to the chief executive officer and as many as four other officers of the Company will be limited to no more than $1 million per year for 1994 and subsequent years. Under the 1990 Plan as proposed to be amended, incentive stock options, nonqualified stock options, stock appreciation rights, and performance awards (and related performance-based dividend equivalents) are intended to qualify as "performance-based compensation" not subject to the $1 million limitation, except in limited circumstances involving accelerated vesting of performance awards on a prorated basis in the event of termination of employment due to death, disability or retirement, or divestiture of a subsidiary, or following a change in control of the Company. Restricted stock and other stock-based awards do not qualify as "performance-based compensation" and would be subject to the limitation.

                               NEW PLAN BENEFITS

  The following table shows actual awards that were granted under the 1990 Plan as currently in effect during the 1993 fiscal year and stock options that were granted since the inception of the 1990 Plan on behalf of Messrs. Alley, Hays, Henson, Househam and Humphrey (the five executive officers named in the table on page 8), and on behalf of all current executive officers of the Company as a group and all employees of the Company (including all current officers who are not executive officers) as a group. Future awards under the 1990 Plan as proposed to be amended are not determinable at this time. The Company does not believe that the amount of awards granted in 1993 or since the inception of the 1990 Plan would have been different if the 1990 Plan had been amended at the time such grants were made. No current director of the Company who is not an executive officer of the Company, no nominee for election as a director and no associate of any director, executive officer or nominee for election as a director of the Company is or has been eligible to receive awards either under the 1990 Plan as currently in effect or as proposed to be amended. Other than Mr. Alley, no person received 5% or more of the awards granted under the 1990 Plan during the 1993 fiscal year or since the inception of the 1990 Plan.

                                                                                    AVERAGE CASH AMOUNT
                                                                NUMBER OF SHARES    PAYABLE UNDER
                                                                PAYABLE UNDER       PERFORMANCE AWARDS
                                             NUMBER OF SHARES   PERFORMANCE AWARDS  GRANTED DURING 1993
                         NUMBER OF SHARES    UNDERLYING OPTIONS GRANTED DURING 1993 ASSUMING ATTAINMENT
                         UNDERLYING OPTIONS  GRANTED SINCE      ASSUMING PAYMENT AT OF MID-POINT OF
NAME AND POSITION        GRANTED DURING 1993 INCEPTION          TARGET AMOUNT       PERFORMANCE GOAL
- -----------------        ------------------- ------------------ ------------------- -------------------
WILLIAM J. ALLEY                163,200            453,200            16,320             $    -0-
 Chairman of the Board
  and Chief Executive
  Officer

THOMAS C. HAYS                   81,600            226,600             8,160                  -0-
 President and Chief
  Operating Officer

ARNOLD HENSON                    58,750            163,150             5,875                  -0-
 Executive Vice
  President and Chief
  Financial Officer

ANTHONY D. HOUSEHAM                 -0-             58,000               -0-                  -0-
 Chairman and Chief
  Executive of Gallaher
  Limited

HOWARD C. HUMPHREY               36,500             94,500             3,650                  -0-
 Chairman of the Board,
  President and Chief
  Executive Officer of
  The Franklin Life
  Insurance Company

EXECUTIVE GROUP                 632,150          1,703,550            63,215              312,000

EMPLOYEES INCLUDING
 NON-EXECUTIVE OFFICERS       1,707,950          4,186,800            12,020                  -0-

  If the proposed amendments are not approved, the 1990 Plan will continue in accordance with its current terms.

RESOLUTION CONSTITUTING ITEM 3

  The resolution (designated herein as Item 3) to approve the amendments to the 1990 Long-Term Incentive Plan is as follows:

     "RESOLVED, that, as conditionally adopted by the Board of Directors, the amendments to the American Brands, Inc. 1990 Long-Term Incentive Plan described in the proxy statement accompanying the notice of this Annual Meeting, be and they are hereby approved effective as of January 1, 1994."

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 3.

ITEM 4
- ------

                          APPROVAL OF AMENDMENT TO THE
                  AMERICAN BRANDS, INC. 1986 STOCK OPTION PLAN

  In 1986, the stockholders of the Company approved the American Brands, Inc. 1986 Stock Option Plan (the "1986 Plan"). The 1986 Plan provides for the grant of options and stock appreciation rights and has substantially similar terms in respect thereof as does the 1990 Plan. See Item 3, Summary of Terms of the 1990 Plan, as Amended--Stock Options and Stock Appreciation Rights. The 1986 Plan does not provide for the grant of restricted stock, performance awards or any types of award other than stock options and stock appreciation rights. No further awards were permitted to be made under the 1986 Plan after February 24, 1991. There were approximately 600 employees of the Company and its subsidiaries who were granted options and stock appreciation rights under the 1986 Plan. The Board of Directors has adopted an amendment to the 1986 Plan as described below subject to stockholder approval.

  Copies of the 1986 Plan as currently in effect and the amendment thereto will be sent to any stockholder upon written request to the Secretary at the Company's office at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870 and copies will be available at the meeting. Stockholders are referred to the texts thereof and the summary in this item is qualified by such reference.

 EXTENSION OF EXERCISE PERIOD FOR RETIREMENT, DEATH AND DISABILITY

  Options granted under the 1986 Plan are generally exercisable during the period stated in the option which is from one to ten years from the date of grant. As is the case under the 1990 Plan as now in effect, the period of exercisability stated in the options granted under the 1986 Plan may be shortened, in some cases substantially, upon the termination of the option holder's employment as a result of retirement, death or disability. In the event of retirement or disability, options that are exercisable at the time of termination can only be exercised for three years after termination (unless the normal option period expires sooner). In the event of death, the option cannot be exercised more than one year after death.

  As noted in Item 3 above, the Committee believes that this acceleration of the option termination date is unfair to the holders who have retired, died or become disabled and should be changed. An amendment is thus also being proposed to the 1986 Plan which would permit options thereunder to be exercisable, following termination of the participant's employment due to retirement under a retirement plan of the Company or subsidiary or due to death or disability, for a period up to the balance of the normal term of the option, except that a nonqualified stock option may be exercised for one year after death even if that period extends beyond the normal ten year term. There will be no change to the provisions regarding the exercisability of options after termination of the holder's employment for any other reason.

  As is the case for outstanding options under the 1990 Plan, the Committee currently intends to amend outstanding options granted under the 1986 Plan and held by active employees (but not former employees) to provide for such extended post-employment exercise period, subject to obtaining the consent of the holders whose options are being amended. The amendment extending the maximum post-employment exercise period will enhance the incentive for key employees to maximize stockholder value by providing additional opportunity following termination as a result of retirement, death or disability for key employees to share in the benefit of stock price appreciation to which their services during employment may have contributed.

  See Item 3, Federal Income Tax Consequences--Incentive Stock Options-- Nonqualified Stock Options--Stock Appreciation Rights, for a brief summary of the principal federal income tax consequences of stock options and stock appreciation rights under the 1986 Plan.

  The actual number of options that were granted under the 1986 Plan on behalf of Messrs. Alley, Hays, Henson, Househam and Humphrey (the five executive officers named in the table on page 8), and on behalf of all current executive officers of the Company as a group and all employees of the Company (including all current officers who are not executive officers) as a group, is as follows:
Mr. Alley, 550,000; Mr. Hays, 237,000; Mr. Henson, 205,200; Mr. Househam,
62,200; Mr. Humphrey, 75,800; Executive Group, 1,647,200; and Employees (including Non-Executive Officers), 4,721,040. The Company does not believe that the amount of options granted since the inception of the 1986 Plan would have been different if the 1986 Plan had been amended at the time such grants were made. No current director of the Company who is not an executive officer of the Company, no nominee for election as a director and no associate of any director, executive officer or nominee for election as a director of the Company is or has been eligible to receive awards either under the 1986 Plan as currently in effect or as proposed to be amended. Other than Mr. Alley, no person received 5% or more of the options granted under the 1986 Plan since its inception.

  If the proposed amendment is not approved, options granted under the 1986 Plan will continue in accordance with their current terms.

RESOLUTION CONSTITUTING ITEM 4

  The resolution (designated herein as Item 4) to approve the amendment to the 1986 Stock Option Plan is as follows:

  "RESOLVED, that, as conditionally adopted by the Board of Directors, the amendment to the American Brands, Inc. 1986 Stock Option Plan described in the proxy statement accompanying the notice of this Annual Meeting, be and it is hereby approved effective as of January 1, 1994."

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 4.

ITEM 5
- ------

                  APPROVAL OF AMENDMENTS TO ANNUAL EXECUTIVE
                        INCENTIVE COMPENSATION PROGRAM

  The executive incentive compensation program of the Company in its original form was adopted by the stockholders in 1912. It has had the same purpose of furnishing annual incentive compensation to key employees for more than 80 years. The executive incentive compensation program is contained in Article XII of the Company's By-laws and provides that one-half of 1% of the Company's annual consolidated net income before taxes (subject to certain adjustments) is made available for allotment as incentive compensation.

  As now in effect Article XII provides that of the amount available for any year 18% shall be allotted to the Chairman of the Board, 24% is allotted to other key employees constituting the Management Group in proportion to their fixed salaries and the balance is allotted among the Management Group by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") entirely at its discretion as to amounts and individuals. There are currently 12 officers of the Company eligible to receive Article XII awards. One-half of the amount allotted to each participant is paid in cash as soon as practicable after allotment and the other half is payable on December 15 of the year in which the allotment is made. The deferred portion of the
Article XII
payment is contingent on the participant not engaging in competitive employment prior to receipt of payment thereof. The Committee has typically not awarded the full discretionary portion. Any amount not awarded does not carry over to future years.

 SUMMARY OF PROPOSED AMENDMENTS

  New tax legislation which is effective this year precludes the Company from taking a tax deduction for certain executive compensation in excess of $1 million unless certain conditions are met. In order to conform the Company's annual executive incentive compensation program to the new tax rules and otherwise enhance its effectiveness, the Committee has recommended and the Board of Directors has adopted amendments to Article XII, subject to approval by the stockholders of the Company. Article XII, as proposed to be amended, is set forth in full in Exhibit B, and the description of the proposed amendments which appears below is qualified in its entirety by reference thereto.

                      CHANGES IN RESPONSE TO NEW TAX RULES

  As noted under Item 3 above, under OBRA 1993 the allowable federal income tax deduction by the Company for compensation paid or accrued with respect to the chief executive officer and each of the four other most highly compensated officers of the Company will be limited to no more than $1 million per year for 1994 and subsequent years. Certain types of compensation are exempted from this deduction limitation, including "performance-based compensation" with respect to which objective performance goals have been pre-established by the Committee and approved by the majority vote of the stockholders. The Board of Directors has adopted the following amendments, subject to approval by the stockholders of the Company, which are intended to satisfy the requirements of OBRA 1993 so that all of the incentive compensation payable under Article XII to the Chairman of the Board and the non-discretionary portion of the incentive compensation payable to other officers whose compensation is subject to the OBRA 1993 $1 million tax deduction limitation will be considered "performance-based compensation" and therefore will continue to be deductible by the Company.

  1.Under Article XII as now in effect, the Committee designates, as members of the Management Group who will receive allotments, the "salaried employees of the Company who, in the judgment of [the] Committee, held during all or any part of such year positions having responsibility for the management of important aspects of the Company's business". The designation is not made until after the end of the year. The proposed amendments would define the Management Group as consisting of all persons elected to the office of Vice President of the Company or any office senior thereto (other than the Chairman of the Board and any officer covered by an incentive compensation plan of any subsidiary of the Company). The amendment is intended to permit the mandatory allotment of
Article XII amounts among the Management Group members to qualify as "performance-based compensation" by removing the discretionary nature of allotments which would result from the designation of recipients by the Committee after the beginning of a fiscal year.

  2.Under Article XII as now in effect, 24% of the amount made available for allotment in any year is allotted to the Management Group members in proportion to their fixed salaries and the balance is allottable, as to amounts and individuals, entirely at the discretion of the Committee. As a result of the proposed amendments, the mandatory amount allotted to the Management Group members in proportion to their fixed salaries would be increased from 24% to 30% of the amount made available, and the balance awarded at the discretion of the Committee would be reduced accordingly. This would increase the amount eligible to qualify as "performance-based compensation". The discretionary portion would still not qualify as "performance-based compensation".

  3.Under Article XII as now in effect, the mandatory portion of the Management Group allotment is based on an individual member's highest fixed salary during the year. Under the proposed amendments, the mandatory portion of the allotment to each Management Group member subject to the OBRA 1993 $1 million tax deduction limitation would be based on such individual member's fixed salary at the beginning of the year (or, if later, the beginning of membership in the Management Group). This change is intended to avoid any question as to whether the possibility of an increase in a member's Article XII allotment resulting from a discretionary increase in the member's salary during the year could jeopardize qualification of the Article XII allotment as "performance-based compensation". For Management Group members not subject to the $1 million limitation, the present allocation criterion (highest fixed salary) would be retained.

  4.Under Article XII as now in effect, the mandatory allotment to the Chairman of the Board and the mandatory allotments among Management Group members are fixed and not subject to change by the Committee. The proposed amendments to
Article XII would provide Committee discretion to reduce the amount of the mandatory allotment to any individual or to the Chairman of the Board. Discretion to reduce compensation is permitted under the proposed tax regulations, and would provide flexibility to reduce individual allotments in appropriate cases. Any such reduction could not be allotted to any other individual.

  5.Under Article XII as now in effect, allotments to the Chairman of the Board and each member of the Management Group are paid in two equal installments, the first payment being made as soon as practicable after the allotment is determined and the second being paid on December 15 of the same year. The second installment is forfeitable if the employee accepts employment with or renders service to a competitor without the approval of the Board of Directors. As proposed to be amended, Article XII would provide that the entire amount to be payable is to be paid in a single installment as soon as practicable after determination of the amount available. The December 15 installment would be eliminated. The split payment of annual executive incentive compensation is not typical in competitive practice. In addition, under the present two installment system, the mandatory portion of the first installment is deductible by the Company for tax purposes in the year to which it relates (e.g., the first installment of the mandatory portion for 1993 was deductible in 1993, although not paid until 1994), while the mandatory portion of the second installment (e.g., the installment for 1993 payable in December 1994) is deductible in the year paid (1994). Since the $1 million limit applies to the year in which the deduction would otherwise be allowed, this results in the corporate income tax deduction for the mandatory portion of an award being split between two years for purposes of the $1 million limitation. Eliminating the second installment simplifies this situation.

                                 OTHER CHANGES

  In light of the increasingly competitive and difficult economic conditions under which the Company now operates, the Board has concluded that certain other modifications to Article XII are warranted in order to preserve the attractiveness of the Company's annual incentive compensation program for executives. The Board believes such amendments will be of assistance to the Company in securing and retaining executives of outstanding ability.

  Under Article XII as now in effect, the amount available for allotment each year is equal to one-half of 1% of "net income before taxes" (as defined therein), provided that net income before taxes equals or exceeds 12% of net worth (also defined therein) of the Company and its consolidated subsidiaries for such year and provided a cash dividend on the Common Stock of the Company has been paid in such year. Amendments proposed by the Board would replace "net income before taxes" with "adjusted income from continuing operations", and eliminate the net worth percentage threshold required before an amount will be available for allotment under Article XII. The Board considers the concept "adjusted income from continuing operations" to be a more appropriate measure of annual company earnings for purposes of determining amounts available for allotment under Article XII in that it is designed to better reflect the normal results of operations of a given year exclusive of unusual or extraordinary items. The Company's "adjusted income from continuing operations" would be its income from continuing operations before income taxes adjusted by (i) excluding the deduction for Article XII incentive compensation, (ii) excluding unrealized gains and losses on securities, and adjusting realized gains and losses on trading securities to reflect cost, (iii) excluding restructuring charges or credits, and charges for impaired assets other than those sold in the ordinary course of business, (iv) including the results of operations for such year from businesses classified as discontinued operations prior to disposition and (v) to the extent not adjusted pursuant to items (ii), (iii) or (iv), excluding gains or losses included in continuing operations resulting from the sale or writedown of intangible assets, land or buildings, investments in business units and securities resulting from the sale of business units. "Adjusted income from continuing operations" as well as the actual amount available for allotment each year would continue to be certified by the independent accountants who have audited the Company's books and certified its consolidated financial statements for the year in question. The amount available for allotment for 1993, based on one-half of 1% of "net income before taxes", was $4,789,585, while the amount that would have been available for allotment for 1993, based on one-half of 1% of "adjusted income from continuing operations" was $5,688,210. However, all allotments under the proposed program would be subject to reduction at the discretion of the Committee while only non-mandatory allotments would be subject to the discretion of the Committee under the current program.

  The Board is also recommending the elimination of the condition that annual executive incentive compensation shall not be paid unless net income before taxes equals or exceeds 12% of net worth. The limitation has never had applicability in the past, is not typical in competitive practice and the Board does not believe that payment of executive incentive compensation should be absolutely precluded for a year in which this condition is not met.

  As a result of the above amendments and the effectiveness thereof for 1994 and subsequent years, certain other technical changes to Article XII are also proposed (e.g., the deletion of certain obsolete or otherwise unnecessary provisions, and related cross-references).

  In accordance with the amendatory provisions of the Article, other amendments to Article XII may be made by the Board of Directors from time to time without action by the stockholders, provided that no amendment may be made by the Board changing the basic formula so as to increase the amount made available for allotment, or increasing to higher than 18% the amount to be allotted to the Chairman of the Board each year.

  The following table shows actual amounts that were allotted under Article XII as currently in effect, and amounts that would have been allotted under Article XII, as amended (assuming no negative discretion would have been exercised by the Committee as to awards made), for the 1993 fiscal year on behalf of each of the three most highly compensated executive officers named in the table on page 8, and on behalf of all current executive officers of the Company as a group and all employees of the Company (including all current officers who are not executive officers) as a group. Messrs. Househam and Humphrey, who are named in the table on page 8, did not receive allotments under Article XII as currently in effect, and are not eligible to receive allotments under Article XII as proposed to be amended. The current directors of the Company who are not executive officers of the Company are not eligible to receive allotments either under Article XII as currently in effect or as proposed to be amended.

                               NEW PLAN BENEFITS

                                                   PROPOSED (2)
                                                   (ASSUMING NO
                                                   EXERCISE OF
                                                     NEGATIVE
      NAME AND POSITION                PRESENT (1) DISCRETION)
      -----------------                ----------- ------------
      WILLIAM J. ALLEY                  $ 862,125   $1,023,878
      Chairman of the Board and Chief
      Executive Officer

      THOMAS C. HAYS                      394,158      468,260
      President and Chief
      Operating Officer

      ARNOLD HENSON                       363,889      432,300
      Executive Vice President
      and Chief Financial
      Officer

      EXECUTIVE GROUP                   2,584,405    3,069,947

      EMPLOYEES INCLUDING
      NON-EXECUTIVE OFFICERS              299,295      355,562

- --------
(1) Under the current Article XII the total available for allotment for the fiscal year ended December 31, 1993 was $4,789,585. The amount actually allotted was $2,883,700.

(2) The awards set forth in the Proposed column assume that the total award is allotted to individuals on the same percentage basis as the amounts actually allotted to them for 1993 prior to the proposed amendments. Under the amended Article XII, the total that would have been awarded based on this assumption is $3,425,509. Under the amended Article XII, the total that would have been available for allotment for the fiscal year ended December 31, 1993 was $5,688,210.

  If the proposed amendments are not approved, Article XII will continue in accordance with its current terms.

RESOLUTION CONSTITUTING ITEM 5

  The resolution (designated herein as Item 5) to approve the amendments to the annual executive incentive compensation program contained in Article XII of the By-laws of the Company is as follows:

    "RESOLVED, that, as conditionally adopted by the Board of Directors, the amendments to the Company's annual executive incentive compensation program contained in Article XII of the By-laws as shown in Exhibit B to the proxy statement accompanying the notice of this annual meeting be and they are hereby approved effective for 1994 and subsequent years."

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 5.

ITEM 6
- ------

                        APPROVAL OF AMENDMENTS TO THE
                 PROFIT-SHARING PLAN OF AMERICAN BRANDS, INC.

  The Board of Directors has adopted amendments to the Profit-Sharing Plan of American Brands, Inc. (the "Profit-Sharing Plan" or the "Plan"), which, subject to approval by the stockholders, are to be effective as of January 1, 1994. The amendments are similar to certain of the amendments being proposed for the executive incentive compensation program set forth in Article XII of the Company's By-laws in that the profit-sharing contribution would be based on "adjusted income from continuing operations" instead of "net income before taxes" and the condition that "net income before taxes" must equal or exceed 12% of net worth before a contribution could be made would be eliminated. A description of the Profit-Sharing Plan and amendments thereto appears below.

  Copies of the Profit-Sharing Plan as currently in effect and the amendments thereto will be sent to any stockholder upon written request to the Secretary at the Company's office at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870 and copies will be available at the meeting. Stockholders are referred to the texts thereof and the following summary is qualified by such reference.

CURRENT PROFIT-SHARING PLAN

  The principal purpose of the Profit-Sharing Plan is to attract and retain qualified employees and to offer an incentive for them to build greater profits by providing for participation by employees in such profits. Another purpose is to afford a means whereby eligible employees through regular savings on a voluntary basis may supplement retirement and other benefits otherwise available to them.

  The Profit-Sharing Plan permits the Board of Directors to amend, modify or terminate the Plan without stockholder approval, except for any amendment which materially (i) increases benefits accruing to eligible employees, (ii) increases the number of shares of Common Stock of the Company which may be issued under the Plan or (iii) modifies the requirements as to eligibility for participation in the Plan.

EMPLOYEES COVERED

  Each employee of the Company becomes a member on the January 1 preceding the end of the twelve-month period subsequent to date of employment in which the employee completes 1,000 hours of service, or, if this condition is not met in such twelve-month period, on the January 1 of any calendar year after date of employment in which the employee completes 1,000 hours of service.

  Each employee, upon the later of becoming a member or completing 1,000 hours of service, may elect to make tax deferred contributions and after-tax deposits by payroll deduction (see "Tax Deferred and Matching Contributions" and "Voluntary After-Tax Deposits" below).

PROFIT-SHARING CONTRIBUTIONS

  Absent the amendments, each year the Company contributes a sum equal to one-sixth of 1% of net income before taxes, as defined in the Plan, for such year. No contribution may be made for any year (a) in which a cash dividend is not paid on the Common Stock of the Company, or (b) in excess of the amount deductible for such year by the Company for federal income tax purposes. In addition, no contribution may be made for any year for which net income before taxes does not equal or exceed 12% of net worth (as defined in the Plan). Subject to certain limitations, the contribution of the Company is reduced by the amount of forfeitures from members' accounts. The Board of Directors of the Company may in its sole discretion discontinue, suspend or reduce contributions.

PLAN INVESTMENTS

  Employer contributions are paid to the Trustee of the American Brands, Inc. Master Defined Contribution Plan Trust. The Northern Trust Company is the Trustee. The contributions are invested in five investment funds available through the trust, including the American Stock Fund which invests principally in Company Common Stock, an equity fund, a diversified fund, a government securities fund and a short-term investment fund.

  The portion of each annual Company profit-sharing contribution apportioned to each member is allocated among investment funds as the member may elect. The member may make such election as follows: (a) 30% to the American Stock Fund and 70% in 10% increments in any of the investment funds or (b) entirely to the short-term investment fund. A member may also elect once within any three-month period to transfer up to 25% of the balance held in any investment fund to any other of such funds.

APPORTIONMENT OF CONTRIBUTIONS TO MEMBERS

  Contributions of the Company are apportioned to Plan members on the basis of each member's Adjusted Earnings for the year in relation to the Adjusted Earnings of all members. "Adjusted Earnings" means earnings for that year plus 50% of such earnings in excess of the Social Security wage base ($60,600 for 1994).

DISTRIBUTIONS AND WITHDRAWALS

  A member's balances in the Profit-Sharing Plan arising from employer contributions become distributable upon termination of employment. In case of retirement, death, disability or termination without fault (or upon partial or complete termination of the Plan) the full amount is distributable. In the case of any other termination, the full amount is distributable if the member has completed five years of service but is forfeited if the member has not completed five years of service. Distribution is made by such method of settlement--a single distribution in cash or partly in cash and partly in Company Common Stock, or periodic cash installments--as the member may elect.

TAX DEFERRED AND MATCHING CONTRIBUTIONS

  An eligible employee may direct the Company to make a payroll deduction from his earnings in amounts of from 1% to 3% and that such amounts be contributed to the Plan as a tax deferred contribution.

  The Company currently contributes out of its net income before taxes for each year an amount equal to the employee's tax deferred contributions, but not in excess of 50% of the Internal Revenue Code limit on tax deferred contributions (the limit for 1994 is $9,240). The amount of tax deferred contributions and matching contributions are subject to certain limitations required by the Internal Revenue Code which are set forth in the Plan (see "Statutory Limitations" below). In the event tax deferred contributions of an employee are reduced because of these limitations, the amount of matching contributions for such employee will be proportionally reduced. No matching contribution may be made for any year (a) in which a cash dividend shall not have been paid on the Common Stock of the Company or (b) in excess of the amount deductible for such year by the Company for federal income tax purposes. Also, absent the amendments, no matching contribution will be made for any year for which net income before taxes shall not have equaled or exceeded 12% of net worth for such year. Tax deferred contributions and matching contributions will be nonforfeitable at all times.

  Each employee may invest his tax deferred contributions in 10% increments in any one or more of the investment funds. Not more often than once in any calendar quarter, an employee may change his investment option. Matching contributions for years from and after 1990 are invested entirely in the American Stock Fund.

VOLUNTARY AFTER-TAX DEPOSITS

  In addition to receiving Company contributions and tax-deferred and matching contributions, the Plan Trustee is authorized to accept voluntary after-tax deposits from members. Any eligible member may become a depositor by electing to make deposits of his own funds by payroll deductions in amounts not exceeding 10% of his base pay for the pay period. Each depositor has the same options for investment of his deposits as he has with respect to investment of tax-deferred contributions.

OTHER PROVISIONS

  The Plan is also permitted to receive a transfer or rollover of an employee's balance from a tax qualified plan of a predecessor employer. In addition, subject to certain statutory limitations, Plan members may also take loans from their Plan account balances which are repaid by payroll deduction.

STATUTORY LIMITATIONS

  The Plan contains contribution limits in order to meet the requirements of the Internal Revenue Code. The annual amount of tax deferred contributions that may be made by a member is limited to a fixed dollar amount ($9,240 for 1994). The Internal Revenue Code also limits the amount of tax deferred contributions and after-tax contributions by highly compensated employees (as defined in the Internal Revenue Code) to a multiple of such contributions made by non-highly compensated employees.

  In addition, the Internal Revenue Code limits annual additions to the Profit-Sharing Plan to the lesser of $30,000 or 25% of compensation and provides that Profit-Sharing Plan contributions cannot be based on compensation in excess of a fixed dollar amount ($150,000 for 1994).

SUPPLEMENTAL RETIREMENT PLAN

  The Company's Supplemental Retirement Plan contains a supplemental profit-sharing feature. The Supplemental Retirement Plan provides "highly compensated employees" (as defined in the Internal Revenue Code) with a benefit equal to the amounts that cannot be contributed to the Profit-Sharing Plan because of the Internal Revenue Code limit on annual additions to the lesser of $30,000 or 25% of compensation. The Supplemental Retirement Plan also provides "executive participants" (employees holding the office of Vice President or a senior office) with supplemental profit-sharing amounts equal to the difference between the amount contributed under the Profit-Sharing Plan and the amount that would have been contributed thereunder if the $150,000 limit on compensation was not included therein. Thus, if the proposed amendments are adopted and result in an increase or decrease of the Company's contribution to the Profit-Sharing Plan, the supplemental profit-sharing amounts under the Supplemental Retirement Plan will correspondingly increase or decrease.

SUMMARY OF PROPOSED AMENDMENTS

  Under the Profit-Sharing Plan as now in effect, the Company contributes a sum equal to one-sixth of 1% of "net income before taxes" as a profit-sharing contribution, provided that (a) net income before taxes equals or exceeds 12% of net worth of the Company and its consolidated subsidiaries for such year and
(b) a cash dividend on the Common Stock of the Company has been paid in such year.

  In order to conform to the changes in the Company's executive incentive compensation program described under Item 5 above, it is proposed that the Profit-Sharing Plan be amended in order to replace "net income before taxes" with "adjusted income from continuing operations", and eliminate the net worth percentage threshold required before Company contributions are permitted under the Plan. As noted above under Item 5, the Board considers "adjusted income from continuing operations" to be a more appropriate measure of Company performance for purposes of determining Company contributions under the Profit-Sharing Plan in that it is designed to better reflect the normal results of operations of a given year exclusive of unusual or extraordinary items. The Board has approved a similar amendment, subject to approval of the stockholders, to the executive incentive compensation program set forth in Article XII of the By-laws of the Company, and believes that a consistent basis for determining executive incentive compensation under Article XII and profit-sharing for employees generally under the Profit-Sharing Plan is desirable.

  The Company's "adjusted income from continuing operations" would be its income from continuing operations before income taxes adjusted by (i) excluding the deduction for contributions under the Plan, (ii) excluding unrealized gains and losses on securities, and adjusting realized gains and losses on trading securities to reflect cost, (iii) excluding restructuring charges or credits, and charges for impaired assets other than those sold in the ordinary course of business, (iv) including the results of operations for such year from businesses classified as discontinued operations prior to disposition and (v) to the extent not adjusted pursuant to items (ii), (iii) or (iv), excluding gains or losses included in continuing operations resulting from the sale or writedown of intangible assets, land or buildings, investments in business units and securities resulting from the sale of business units. "Adjusted income from continuing operations" as well as the actual amount contributed each year would continue to be certified by the independent accountants who have audited the Company's books and certified its consolidated financial statements for the year in question. The Company's profit-sharing contribution for 1993, based on one-sixth of 1% of "net income before taxes", was $1,562,400, while the Company's profit-sharing contribution for 1993, based on one-sixth of 1% of "adjusted income from continuing operations", would have been $1,861,942.

  The Board is also recommending the elimination of the condition that net income before taxes equal or exceed 12% of net worth before profit-sharing contributions may be made. The limitation has never had applicability in the past, is not typical in competitive practice and the Board does not believe that profit-sharing contributions should be absolutely precluded for a year in which this condition is not met.

  The following table shows actual amounts that were contributed under the Plan as currently in effect, and amounts that would have been contributed under the Plan, as amended, for the 1993 plan year on behalf of each of the three most highly compensated executive officers, and on behalf of all current executive officers of the Company as a group, and all employees of the Company (including all current officers who are not executive officers) as a group. Messrs. Househam and Humphrey and current directors of the Company who are not executive officers of the Company are not eligible to have contributions made on their behalf either under the Plan as currently in effect or under the Plan as proposed to be amended.

                               NEW PLAN BENEFITS


      NAME AND POSITION                PRESENT PLAN (1) PROPOSED PLAN (1)
      -----------------                ---------------- -----------------
      WILLIAM J. ALLEY                     $165,685        $   197,450
      Chairman of the Board and Chief
      Executive Officer

      THOMAS C. HAYS                         92,707            110,480
      President and Chief
      Operating Officer

      ARNOLD HENSON                          77,799             92,714
      Executive Vice President and
      Chief Operating Officer

      EXECUTIVE GROUP                       626,292            746,363

      EMPLOYEES INCLUDING
      NON-EXECUTIVE OFFICERS                936,108          1,115,579

- --------
(1) Includes supplemental profit-sharing amounts.

  If the proposed amendments are not approved, the Profit-Sharing Plan will continue in accordance with its current terms.

RESOLUTION CONSTITUTING ITEM 6

  The resolution (designated herein as Item 6) to approve the amendments to the Profit-Sharing Plan is as follows:

    "RESOLVED, that, as conditionally adopted by the Board of Directors, the amendments to the Profit-Sharing Plan of American Brands, Inc. described in the proxy statement accompanying the notice of this Annual Meeting, be and they are hereby approved effective as of January 1, 1994."

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 6.

ITEM 7
- ------

                RESOLUTION REQUESTING ELIMINATION OF ELECTION OF
               DIRECTORS BY CLASSES PROPOSED BY TWO STOCKHOLDERS

  The Company is informed that John J. Gilbert, whose address is 1165 Park Avenue, New York, New York 10128-1210, a record holder of 400 shares of Common Stock and claiming an additional family interest of 2,000 shares, and/or John
C. Henry, a record holder of 12,800 shares of Common Stock, whose address is 5 East 93rd Street, New York, New York 10128, intend to introduce at the Annual Meeting the following resolution (designated herein as Item 7):

  "RESOLVED: That the stockholders of American Brands, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps needed to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent election shall be on an annual basis."

  The proponents have furnished the following statement setting forth the reasons advanced by them in support of their proposal:

  "Continued strong support along the lines we suggest were shown at the last annual meeting when 32.57%, 5,111 owners of 55,920,387 shares, were cast in favor of this proposal. The vote against included 14,294 unmarked proxies.

  "LAC Minerals Ltd., Interco, Chemical Banking Corporation and Commonwealth Edison Company of Chicago are among the latest companies to end their stagger system of electing directors. In 1992 we withdrew our resolution on the subject at Westinghouse after they agreed to end their stagger system of electing directors. Chemical Bank's management, to its credit, voluntarily ended theirs without a resolution.

  "In the 1990 proxy statement of Kmart Corporation, the State Board of Administration of Florida, pointed out:

      "We disagree with management's usual argument favoring classified boards--that they provide stability and continuity. Stability and continuity are fine in the abstract, but may not be in the best interest of shareholders depending upon the management practices which are being continued.

      We also disagree with management's other standard argument favoring classified boards, that they are necessary to protect shareholders from abusive takeover tactics.

      We believe that broad anti-takeover defenses such as classified boards can serve as entrenchment devices which discourage all take-over attempts, both good and bad.

      Finally, we believe that by eliminating the market for corporate control as a disciplinary check on management actions, classified boards can have a negative impact on ongoing company performance.

      In our view, the classified board is contrary to the long-term interests of all shareholders by not providing that directors be accountable on an annual basis. Accordingly, we urge your support for the proposal which recommends that the Board of Directors take the necessary steps to repeal the classified board and institute annual election of directors.'

  "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

BOARD OF DIRECTORS STATEMENT ON ITEM 7

  Under the corporate law of Delaware, the State in which the Company is incorporated, the change contemplated by the proposal would require an amendment to the Company's Certificate of Incorporation which must first be approved by the Board of Directors and then submitted to a vote of the stockholders. A vote in favor of Item 7, therefore, would constitute a request that the Board initiate this amendment. The Board does not believe, however, that such an amendment would be in the best interests of the Company or its stockholders.

  In 1986, the stockholders approved an amendment to the Company's Certificate of Incorporation to provide for the current division of the Board by class, with one class elected each year for a three-year term. Fully 86.9% of the votes cast with respect to that proposal were cast in its favor.

  The Board believes that a classified Board enables the Company to plan for a reasonable period into the future and thereby provide for continuity of corporate policies. The Board also believes that flexibility is achieved by the election of one-third of the directors annually, while stability is retained because a majority of the directors at all times will have had prior experience in the management of the Company's business. In addition, the classified Board would preclude the immediate removal of all incumbent directors by a person seeking a change in control of the Company and thereby would benefit all of the Company's stockholders as the incumbent directors would then be in a position to act to protect the stockholders' value in the Company. Surveys of corporate board structures conducted by certain organizations independent of the Company have shown that more than half of the corporations included in the surveys maintain classified boards. For the foregoing reasons, the Board believes that the amendment contemplated by Item 7 is not in the best interests of the Company. Resolutions substantially similar to Item 7 were soundly rejected by the stockholders at the 1993, 1992, 1991, 1990 and 1989 Annual Meetings.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST ITEM 7.

ITEM 8
- ------
                     RESOLUTION REQUESTING CANCELLATION OF
                     COMPANY PENSIONS FOR OUTSIDE DIRECTORS
                          PROPOSED BY ONE STOCKHOLDER

  The Company is informed that Howard H. Witsma, whose address and stock ownership will be furnished by the Company promptly upon receipt of any oral or written request therefor, intends to introduce at the Annual Meeting the following resolution (designated herein as Item 8):

    "RESOLVED: We the stockholders assembled in person and by proxy, do request that the Board of Directors take the necessary steps so that (i) the pensions currently granted to "outside' directors be reviewed with an eye towards cancellation and (ii) no such pensions be granted in the future nor increased, if granted, without the direct and specific vote of such stockholders assembled in Annual Meeting."

  The proponent has furnished the following statement setting forth the reasons advanced by him in support of the proposal:

    "REASONS: Although it has become commonplace for "outside' directors to be pensioned, these people are the employees of the stockholders and not the Company. These ladies and gentlemen are currently being handsomely remunerated for their services in the form of retainers, per diems, and expenses for their work for the Company. Further these same ladies and gentlemen are otherwise employed, or are retired with pensions, and are being paid for their services at their place of primary employment. Such "double dipping' is not in the interests of we, the stockholders and owners of the Corporation, nor fair to us. While we certainly require top talent as our directors, there are many corporations today, despite what management may say to the contrary, where this practice is not permitted.

    "Last year 11,701 proxies representing 46,743,806 shares were cast in favor of this proposal. The vote against included 14,231 unmarked proxies."

BOARD OF DIRECTORS STATEMENT ON ITEM 8

  The Company has a policy of paying retirement benefits to each non-employee director who voluntarily retires or decides not to stand for reelection. The annual retirement benefit is equal to the annual basic director's fee in effect at the time of retirement and is paid for the number of years equal to the director's full years of service. The benefit is payable beginning in the year in which the director retires or attains age 65, whichever occurs later, and continues to be payable to the director's beneficiary in the event of the director's death until all such payments have been made.

  Management of the Company has expressed to the Board and the Board believes that the Company's retirement policy for outside directors assists it in remaining competitive with other major corporations so that the Company may attract and retain persons of the highest quality to serve on your Board of Directors. An independent benefits consulting firm reports that over 60% of the 136 major publicly-held companies that it surveyed provide retirement benefits for their outside directors.

  The Board is opposed to the proposal for an additional reason. The proposal would require the termination of retirement benefits being paid to directors that have already retired and cancellation of retirement benefits that have already accrued for directors currently serving. The Company's retirement policy was an inducement for non-employee directors to join and remain in service on the Board. The Board believes that the termination of these already earned retirement benefits would be a breach of the Company's obligations. A resolution substantially similar to Item 8 was soundly rejected by the stockholders at the 1993 Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST ITEM 8.

ITEM 9
- ------
                     RESOLUTION REQUESTING ESTABLISHMENT OF
                    MINIMUM STOCK OWNERSHIP REQUIREMENTS FOR
                     SENIOR MANAGERS AND OUTSIDE DIRECTORS
                          PROPOSED BY ONE STOCKHOLDER

  The Company is informed that Robert J. Jones, whose address and stockholding will be furnished by the Company promptly upon receipt of any oral or written request therefor, intends to introduce at the Annual Meeting the following resolution (designated herein as Item 9):

  "Robert J. Jones--owner of 7000 shares of American Brands proposes that he requests and recommends that Senior Managers of American Brands be required to own, at their own expense, shares in American Brands equal to a year's pay; also in conjunction with this, that future Outside Directors that are nominated at meetings subsequent to this 1994 meeting, not affecting the unexpired terms of existing directors, be required to hold, at their own expense, five thousand shares of American Brands, Inc."

  The proponent has furnished the following statement setting forth the reasons advanced by him in support of his proposal:

  "This hot management reform, such as insisting that top managers and outside directors nominated in the future, hold meaningful stakes in the company to ensure their motivation to insure success and upward movement of stock prices; this is in effect at RJR Nabisco, Eastman Kodak, and such a policy of insider purchases would be a bullish sign for investment managers to make investments in American Brands. Lets [sic] face it, if your money was involved in a company, you would do your darndest to insure that [sic] the company's success in all phases of its operations!"

BOARD OF DIRECTORS STATEMENT ON ITEM 9

  Each outside director of the Company currently owns at least 500 shares of Common Stock of the Company and, as part of the annual director's fee, receives an additional 200 shares each year under a stockholder approved plan for outside directors. The Board agrees that the interests of stockholders and the directors should be aligned by stock ownership on the part of the directors, but the Board does not agree that the large number of shares mandated by the proposal should be required. The proposal would require that each outside director own 5,000 shares costing approximately $175,000 (using a market price of $35 per share), or approximately five times the annual fee currently received from the Company for outside director services. The Board believes that such a policy would have the consequence of greatly limiting the pool of potential outside directors to only those persons with substantial wealth, and thus severely inhibit the Company's ability to obtain highly qualified directors.

  The Board encourages ownership of shares of the Company's stock by its management employees as well. As can be seen from the table on pages 3 to 5, executive officers of the Company already own a significant amount of shares of the Company's Common Stock. This stock ownership is encouraged by grants of stock options under the Company's Long-Term Incentive Plan which will benefit the employee only to the extent that stockholders also gain from an increase in the value of the Company's Common Stock as well as by grants of performance awards payable in stock. The Company's Profit-Sharing Plan permits employees to invest their Plan assets in the Company's Common Stock and the Company's contribution that matches the employee's tax deferred contributions is required to be so invested. The Board believes that these are appropriate means of encouraging stock ownership among key employees rather than mandating purchase of a fixed number of shares regardless of the employee's current financial resources. The Board wishes the Company to be able to attract the most highly qualified managers without imposing a limitation of minimum stock ownership and does not wish to have to dismiss a skilled manager for failure to meet such requirement.

  The Board also objects to the proposal because it contains a number of obviously important, yet extremely vague, concepts. For example, the terms "senior managers", "a year's pay" and "at their own expense" can be interpreted in various ways. Should the term senior managers be limited to senior executive officers or extended to a broader group of employees? Should a year's pay be measured by base salary only, include bonuses or include bonuses and other forms of incentive compensation? Is Common Stock acquired under the Company's employee benefit plans acquired at one's "own expense"? These questions do not have simple answers and the proposal provides no guidance in dealing with them. Thus, the Company could never be sure any policy implemented would be in line with the expectations of those stockholders voting in favor of the proposal.

  For the foregoing reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST ITEM 9.

ITEM 10
- -------
                RESOLUTION REQUESTING IMPLEMENTATION OF MACBRIDE
                   PRINCIPLES PROPOSED BY SEVEN STOCKHOLDERS

  The Company is informed that the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund, the custodian of each of which is the Comptroller of the City of New York, with the co-sponsorship of the Missionary Oblates of Mary Immaculate, the Friars of the Atonement, and the New York State Common Retirement Fund, the sole trustee of which is H. Carl McCall, State Comptroller of the State of New York, whose respective addresses and stockholdings will be furnished by the Company promptly upon receipt of any oral or written request therefor, intend to introduce at the Annual Meeting the following resolution (designated herein as Item 10):

    "WHEREAS, American Brands has two wholly-owned subsidiaries operating in Northern Ireland, Gallaher Ltd. and TM Group Ltd.;

    "WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the conflict in that country;

    "WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

  1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

  2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

  3. The banning of provocative religious or political emblems from the workplace.

  4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groupings.

  5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

  6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

  7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

  8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

  9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

  "RESOLVED, Shareholders request the Board of Directors to:

  1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles."

  The proponents have furnished the following statement setting forth the reasons advanced by them in support of their proposal:

    "--Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.

    "--In May 1986, the United States District Court ruled in NYCERS v. American Brands, 634 F. Supp. 1382 (S.D.N.Y., May 12, 1986) that "all nine of the MacBride Principles could be legally implemented by management in its Northern Ireland facility.'

    "--An endorsement of the MacBride Principles by American Brands will demonstrate its concern for human rights and equality of opportunity in its international operations. Please vote your proxy FOR these concerns."
                                                   ---

BOARD OF DIRECTORS STATEMENT ON ITEM 10

  The Company is committed to a policy of equal employment opportunity. Consistent with this policy, the Company's subsidiary, Gallaher Limited, has adopted a Declaration of Practice which sets forth the positive measures taken by Gallaher to ensure that the policy of equal opportunity is actively pursued without discrimination against any section of the community. The Declaration of Practice is worded as follows:

    "Gallaher Limited, recognising the importance of equality of opportunity in employment, declares that it practises such equality of opportunity irrespective of religion, race, sex or disability and further declares that it:

  a. is committed to recruitment, selection and promotion on the basis of merit alone;

  b. uses as criteria in making judgments about merit (i) the actual requirements of the job; (ii) job-related personnel specifications;
     (iii) either ability to do the job or potential ability to do the job;

  c. disseminates information on job openings in a manner that provides access to this information by all groups and welcomes and takes positive steps to encourage applications from all persons with potential to do the job in question;

  d. monitors and retains records on the outcome, in terms of religion, sex, race and disability, of its recruitment, selection, training, layoff and promotion procedures and on trends in the composition of its work force;

  e. identifies any under-representation that may exist in its group of applicants, those hired or those promoted; investigates the cause of the under-representation; and eliminates any practice discovered which has the effect of discriminating on any basis other than merit; takes appropriate measures where necessary to ensure the effective practice of equality of opportunity in employment;

  f. actively promotes, in association with trade unions or other representatives of the company workforce, an atmosphere and working environment that both encourages harmony and co-operation among all employees and discourages behaviour or the circulation and display of literature that could give offence on the grounds of religion, race, sex or to the disabled; and, to this end, bans all religious or political displays and otherwise works toward the elimination within the workplace of religious or political tensions;

  g. ensures that layoff, recall and termination procedures shall be according to agreements negotiated with trade unions or other representatives of the company's workforce, and that those procedures shall not be inconsistent with the principle of equality of opportunity;

  h. keeps its working environment and procedures for recruitment, selection, training, layoff and promotion under review and works co-operatively with the Fair Employment Agency or the Equal Opportunity Commission in promoting equality of opportunity in employment;

  i. observes the strictest confidentiality with regard to the disclosure of personal information obtained from individuals in furtherance of its policy of promoting equality of opportunity in employment;

  j. adopts a training policy which recognises the needs and potential, relative to job performance, of employees (or applicants) of under-represented groups, subject to the condition that no one will be excluded from training programmes on the grounds of religious belief, political opinion, sex or disability;

  k. allocates responsibility for its equality of opportunity policy to a member of senior management."

  As noted in the Declaration of Practice, Gallaher already monitors employment practices with respect to religion and other matters relating to recruitment, selection, training, and layoff and promotion procedures. Gallaher also is a signatory to the Declaration of Principle and Intent of the Fair Employment (Northern Ireland) Act 1976 (the "1976 Act") and has been certified as an Equal Opportunity Employer Organisation by the Fair Employment Agency established under the 1976 Act, which, in simple terms, does not permit discrimination.

  Gallaher's employment practices in its tobacco manufacturing operation in Northern Ireland were investigated by the Fair Employment Agency to determine the degree to which the Company's stated commitment to equality of opportunity was being given practical effect. The Fair Employment Agency's Report, which was published in November 1988, found that in the past the personnel practices of the Company resulted in failures to provide equality of employment opportunity but that these practices were generally replaced commencing in the mid-1960's. The Fair Employment Agency's Report found that overall the number of Protestants and Catholics employed at the tobacco manufacturing operation at the time of the Report were not significantly different from what would be expected taking into account the religious composition of the local area, though there are considerable imbalances in certain areas and categories. The Report concluded that:

  "The efforts made by the Company and the Local Trade Union Officials to introduce locally meaningful equal opportunity measures are positive and encouraging and the Agency is satisfied that the action taken is indicative of real commitment to provide equality of opportunity."

  A new law governing employment discrimination in Northern Ireland became effective on January 1, 1990. The Fair Employment (Northern Ireland) Act 1989 (the "1989 Act") established a Fair Employment Commission which has more powers than the Fair Employment Agency which it replaced. The 1989 Act requires employers to register with the Fair Employment Commission, monitor their workforce and regularly review their recruitment, training and promotion practices. The 1989 Act now makes even indirect discrimination illegal and allows the Fair Employment Commission to mandate measures, including the setting of goals and timetables to remedy under-representation in a company's workforce.

  The Board of Directors believes that the nondiscrimination requirements of the 1989 Act are already being undertaken by Gallaher under its own Declaration of Practice made in 1987. The Board considers the Declaration of Practice to be more constructive than the MacBride Principles in addressing equality of opportunity in Northern Ireland without requiring discriminatory action in favor of any group. TM Group PLC also has adopted a similar declaration of practice for its employees. The Board does not believe it to be necessary or advisable to adopt the MacBride Principles to achieve the goal of equal employment opportunity.

  The Board of Directors has determined that the Company cannot endorse or subscribe to the MacBride Principles for two additional reasons. First, the Department of Economic Development in Northern Ireland has indicated its Government's opposition to the MacBride Principles. Second, Northern Ireland counsel, with whom the Company has consulted on several occasions, advised the Company that implementation would require discriminatory action by Gallaher in violation of the

1976 Act and the 1989 Act. Subsequent to the court decision cited by the proponents of Item 10, such counsel reaffirmed such opinion and stated, in particular, that it would be impossible to take any lawful steps to implement Principles 1, 7 and 8. Northern Ireland counsel has reaffirmed his opinion this year.

  Resolutions substantially similar to Item 10 were overwhelmingly rejected by the stockholders at the 1986, 1987, 1988, 1992 and 1993 Annual Meetings. In addition, resolutions calling for the Board of Directors to establish a committee to review the Company's equal employment opportunity policy and practices in Northern Ireland were overwhelmingly rejected by the stockholders at the 1989 and 1990 Annual Meetings.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST ITEM 10.

ITEM 11
- -------
                  RESOLUTION REQUESTING REPORT ON PROMOTION OF
                LOWER-PRICED CIGARETTES TO AFRICAN-AMERICANS AND
                LOW-INCOME PERSONS PROPOSED BY FIVE STOCKHOLDERS

  The Company is informed that the Sisters of Charity of Saint Elizabeth, with the co-sponsorship of Catholic Healthcare West, the Sisters of Divine Providence of Kentucky, Inc., Mercy Health Services and Providence Trust, whose respective addresses and stockholdings will be furnished by the Company promptly upon receipt of any oral or written request therefor, intend to introduce at the Annual Meeting the following resolution (designated herein as Item 11):

  "WHEREAS

  "-- Our Company has introduced a number of lower-priced cigarettes such as Riviera. These brands generally have higher levels of toxic tar and nicotine;

  "-- Studies show that the poorest neighborhoods have the highest incidence of health related problems associated with tobacco;

  "-- More black males (33%) than white males (28%) smoke. Black men have a 20% higher death rate from heart disease than white men;

  "-- Lower-income people with less education smoke cigarettes at much higher rates than those of other incomes and higher levels of education;

  "-- Low-income women who smoke and who are pregnant are at high risk of spontaneous miscarriage and low birth-rate [sic] babies;

  "-- Demonstrations have occurred in major cities' minority neighborhoods against billboards promoting smoking;

  "RESOLVED--That shareholders request management to prepare a special Report to be available to requesting shareholders detailing our Company's promotion of its lower-priced cigarettes to African-Americans and lower-income persons. Using 1993 as the base year, this Report, produced at a reasonable cost and excluding proprietary information, shall be made available within six months of the annual meeting. It shall include the following:

  "1. A summary of the marketing strategy and rationale for targeting
      African-Americans and lower-income persons.

     "a. A description of the total number of advertisements for our brands in both Black-oriented and "general public' papers and magazines, as well as total numbers of black and white models in each;

     "b. List the total number of billboards (divided into the three major size categories) placed in areas concentrated by African-Americans as well as areas concentrated by Caucasians:

  "2. The Company's position on billboards, in-store promotions, displays, and point of purchase re: advertising cigarettes

     "a. Being equally distributed on a per capita basis in black and white areas;

     "b. Having at least 25% of space featuring mandatory health warnings;

  "3. What impact expenditures for our low-priced brands among low-income persons may have on health care costs and discretionary income."

  The proponents have furnished the following statement setting forth the reasons advanced by them in support of their proposal:

  "Many believe our Company is involved in a sinister targeting of low-income persons and African-Americans, especially in its aggressive promotion of lower-priced cigarettes. We believe there should be a careful review of our policies and practices in this regard. Some billboard companies have agreed to change the proportion of ads in minority and poor communities to make them the same as in other areas. This special Report will help set the record straight and reveal either the baselessness of the allegations or the validity of claims that American Brands' specific promotion of these lethal products creates special problems for these groups of our citizens.

  "If you agree, please vote "yes' for this proposal."

BOARD OF DIRECTORS STATEMENT ON ITEM 11

  The Company's subsidiary, The American Tobacco Company, does not "target" lower-income people, African-Americans, or any other group in selling its cigarettes. In order to meet consumer demand in a competitive market, The American Tobacco Company offers cigarettes in a variety of price ranges. The American Tobacco Company advertises those cigarettes, both premium brands and lower-priced brands, in a variety of media, including magazines, newspapers, and billboards. The fact that The American Tobacco Company manufactures certain brands of cigarettes which may be lower in price than other brands does not imply that the Company is "targeting" a particular group; rather, the Company is striving to respond to consumer preferences for cigarettes in different price ranges. "Targeting" cannot be inferred because a particular brand may be popular with a group of consumers.

  Contrary to the proponents' suggestions, there is no direct correlation between a cigarette's price and its "tar" and nicotine content. As publicly-available information concerning the "tar" and nicotine levels of the Company's cigarettes makes clear, just because a cigarette is lower-priced does not mean it has a higher "tar" and nicotine content than do higher-priced brands. Some premium brands may have a higher "tar" content than some lower-priced cigarettes, and vice-versa.

  The Board of Directors does not believe that the expenditure of resources required for the preparation of the report requested by the proposal is in the best interest of the Company or its stockholders. The advertising and marketing practices of The American Tobacco Company are designed to promote the lawful sale of its products. In addition, all of the advertising of The American Tobacco Company is reviewed for compliance with the tobacco industry's voluntary Cigarette Advertising Code. A resolution substantially similar to
Item 11 was overwhelmingly rejected by the stockholders at the 1993 Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST ITEM 11.

                CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

  The following tabulation sets forth information with respect to the beneficial ownership of equity securities of the Company by all directors and executive officers of the Company as a group (20 persons) at February 4, 1994. The information is based on information received by the Company from the directors and officers, from the Corporate Employee Benefits Committee of the Company and the Trustee of the Profit-Sharing Plan of the Company and from the committees administering the profit-sharing plans of subsidiaries of the Company.

                                 AMOUNT AND NATURE OF
      TITLE OF                   BENEFICIAL OWNERSHIP                           PERCENTAGE
      CLASS                           (A)(B)(C)                                  OF CLASS
      --------                   --------------------                           ----------
      Common Stock                 2,809,030 shares                                1.4%

- --------
(a) For information as to voting and investment power with respect to shares owned by directors and executive officers, see Note (c) to the table under "Election of Directors". To the best of the Company's knowledge, each executive officer who is not a director has sole voting and investment power with respect to shares owned by him, other than with respect to shares included in Note (b) below that may be acquired upon exercise of options, 15,400 shares of restricted stock and with respect to shares included in Note (c) below. The Trustee of the Profit-Sharing Plan of the Company has agreed to vote the shares of Common Stock held in trust in accordance with instructions received from members of the Plan and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which the trustee has received instructions.

(b) The number shown above includes 62,892 shares of Common Stock held on December 31, 1993 by the Trustee of the Profit-Sharing Plan of the Company (including those referred to in Note (a) to the table under "Election of Directors") which number is equivalent as of that date to the undivided proportionate beneficial interests of the directors and executive officers of the Company in all such shares, and 2,207,200 shares (including those referred to in Note (b) to the table under "Election of Directors"), of which the directors and executive officers had the right to acquire beneficial ownership pursuant to the exercise on or before April 5, 1994 of options granted by the Company. Inclusion of such 2,207,200 shares does not constitute an admission by the directors and executive officers that they are the beneficial owners of such shares.

(c) The number shown above includes 60 shares of Common Stock held by an executive officer's child. The executive officer disclaims beneficial ownership of these shares. The number shown above also includes (i) 8,800 shares held in various family trusts for the benefit of or with a remainder to various family members of another executive officer and director, as to which shares such executive officer and director disclaims beneficial ownership, and (ii) 2,308 shares held by the wife of another executive officer and director, as to which shares such executive officer and director disclaims beneficial ownership. The shares referred to in the immediately preceding sentence are referred to in Note (c) to the table under "Election of Directors".

  To the best of the Company's knowledge, no one person was the beneficial owner of more than 5% of the outstanding voting securities of the Company or of more than 5% of any class of voting securities of the Company at February 4, 1994.

              SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

  The Company's Certificate of Incorporation contains procedures for stockholder nomination of directors and the Company's By-laws contain procedures for other stockholder proposals to be presented before annual stockholder meetings. The Certificate of Incorporation provides that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders' meeting only if written notice is given to the Secretary of the Company of the intent to make such nomination. The notice must be given 120 days in advance of the annual meeting and must include: (i) the name and address of each stockholder who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the stockholder; (iii) such other information regarding each nominee proposed by such stockholder as would have been included in a proxy statement; and (iv) the consent of each nominee to serve if elected.

  With respect to stockholder proposals of other business to be considered at the annual meeting of stockholders, the By-laws provide that a stockholder of record must give written notice to the Secretary of the Company no later than 120 days before the meeting. The notice must set forth: (i) a brief description of the business to be brought before the meeting, the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (a) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner. The By-laws further provide that, notwithstanding the foregoing provisions, stockholders wishing to have a proposal included in the Company's proxy statement shall comply with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and shall have the rights provided by Rule 14a-8 under such Act. In order to be eligible under Rule 14a-8 for inclusion in the Company's proxy statement and accompanying proxy at the next annual meeting of stockholders currently scheduled to be held on May 3, 1995, stockholder proposals must be received by the Company on or before November 11, 1994.

  A copy of the relevant Certificate of Incorporation and By-law provisions is available upon written request to Mr. Louis F. Fernous, Jr., Vice President and Secretary, American Brands, Inc., 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

                                 MISCELLANEOUS

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS LAST FISCAL YEAR, INCLUDING ANY FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO MR. LOUIS F. FERNOUS, JR., VICE PRESIDENT AND SECRETARY, AMERICAN BRANDS, INC., 1700 EAST PUTNAM AVENUE, OLD GREENWICH, CONNECTICUT 06870. THE COMPANY WILL FURNISH ANY EXHIBITS TO FORM 10-K TO EACH STOCKHOLDER REQUESTING THEM UPON PAYMENT OF A FEE OF $.10 PER PAGE TO COVER THEIR COST.

  The expense of the solicitation of proxies for this meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of this material to stockholders, the Company will request persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others to forward copies of such material to the beneficial owners of the stock of the Company and to request authority for the execution of the proxies. To the extent deemed necessary in order to assure sufficient representation at the meeting, officers and regular employees of the Company will request the return of proxies by telephone, telegram or in person. In addition, the Company has retained Kissel-Blake Inc., 25 Broadway, New York, N.Y. 10004, to aid in the solicitation of proxies for a fee, including its expenses, estimated at $47,500. The total expense to be borne by the Company will depend upon the volume of shares represented by the proxies received promptly in response to the notice of meeting.

  Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay. Prompt response is helpful, and your cooperation will be appreciated.

                                                                   March 4, 1994

                                                                       EXHIBIT A

                             AMERICAN BRANDS, INC.

                         1990 LONG-TERM INCENTIVE PLAN*

         (As Proposed to be Amended and Restated as of January 1, 1994)

1. PURPOSE OF PLAN

  The purpose of this 1990 Long-Term Incentive Plan (the "Plan") is to aid American Brands, Inc. and its Subsidiaries (the "Company") in securing and retaining Key Employees of outstanding ability by making it possible to offer them increased incentives, which may include a proprietary interest in the Company, to join or continue in the service of the Company and to increase their efforts for its welfare.

2. DEFINITIONS

  As used in the Plan, the following words shall have the following meanings:

    (a) "American" means American Brands, Inc.;

    (b) "Award" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Right, Restricted Stock, Performance Award or Other Stock-Based Award, or any combination of the foregoing;

    (c) "Award Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award;

    (d) "Board of Directors" means the Board of Directors of American;

    (e) "Committee" means the Compensation and Stock Option Committee of the Board of Directors;

    (f) "Common Stock" means common stock of American;

    (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

    (h) "Incentive Stock Option" means a stock option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422A of the Internal Revenue Code;

    (i) "Key Employee" means any person, including an officer or director, in the regular full-time employment of the Company who, in the opinion of the Committee, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Company;

    (j) "Limited Right" means a right to receive cash in lieu of the exercise of an Option or Right as set forth in Section 12(b);

    (k) "Nonqualified Stock Option" means a stock option to purchase shares of Common Stock which is intended not to qualify as an incentive stock option as defined in Section 422[A] of the Internal Revenue Code;
- --------
*Material in brackets is proposed to be deleted and material in bold typeface is proposed to be added.

    (l) "Option" means an Incentive Stock Option, a Nonqualified Stock Option or an option granted pursuant to Section 14(a);

    (m) "Other Stock-Based Award" means an Award pursuant to Section 8;

    (n) "Participant" means a person to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan;

    (o) "Performance Period" means the period specified with respect to a Performance Award during which specified performance criteria are to be measured;

    (p) "Performance Award" means an Award granted pursuant to Section 7;

    (q) "Restricted Stock" means shares of Common Stock granted pursuant to
  Section 6 or as part of a Performance Award or an Other Stock-Based Award;

    (r) "Right" means a stock appreciation right to elect to receive shares of Common Stock with a fair market value, at the time of any exercise of such stock appreciation right, equal to the amount by which the fair market value of all shares subject to the Option (or part thereof) in respect of which such stock appreciation right was granted exceeds the exercise price of said Option (or part thereof) or to receive from American, in lieu of such shares, the fair market value in cash, or to receive a combination of such shares and cash, as provided in Section 5, and shall also mean a stock appreciation right granted pursuant to Section 14(b); and

    (s) "Subsidiary" means any corporation other than American in an unbroken chain of corporations beginning with American if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3. ADMINISTRATION OF PLAN

  The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consisting of at least three members of the Board of Directors. None of the members of the Committee shall be eligible to be selected for the grant of an Award under the Plan, or any option, stock appreciation right or shares under any other plan maintained by the Company during such membership, or have been so eligible for selection within one year prior thereto, except that such members shall be eligible to receive shares of Common Stock pursuant to the American Brands, Inc. Stock Plan for Non-employee Directors; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by UNANIMOUS WRITTEN CONSENT OF THE MEMBERS OF THE COMMITTEE [a writing signed by such majority], shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

4. AWARDS

  The Committee may from time to time make such Awards under the Plan to such Key Employees and in such form and having such terms, conditions and limitations as the Committee may determine. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5. AWARDS OF OPTIONS AND RIGHTS

    (a) The terms and conditions with respect to each Award of Options under the Plan shall be consistent with the following:

      (i) The Option price per share shall not be less than fair market value at the time the Option is granted.

      (ii) Exercise of the Option shall be conditioned upon the Participant named therein having remained in the employ of the Company for at least one year after the date of the grant of the Option; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in Section 12(b). The Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment time stated in the Option and ending at the expiration of ten years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to Section 5(a)(iv) or because of the exercise of the Limited Right pertaining thereto as provided in Section 12(b). To the extent that the aggregate fair market value of shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For purposes of the foregoing, the fair market value of any share shall be determined at the time of the Award of the Option. In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

      (iii) Payment in full of the Option price shall be made upon exercise of each Option and may be made in cash, by the delivery of shares of Common Stock with a fair market value equal to the Option price, provided the Participant has held such shares for a period of at least one year, or by a combination of cash and such shares that have been held by the Participant for a period of at least one year whose fair market value together with such cash shall equal the Option price. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

      (iv) If a Participant's employment with the Company terminates other than by reason of the Participant's death, disability or retirement under a retirement plan of the Company, the Participant's Option shall terminate and cease to be exercisable except as otherwise provided in
    Section 12(b). [If a Participant's employment with the Company terminates by reason of death, the Participant's Option shall terminate and cease to be exercisable one year from the date of death; provided that if the Option is an Incentive Stock Option, the Incentive Stock Option shall terminate and cease to be exercisable no later than the earliest of ten years from the date of grant or one year from the date of death.] If a Participant's employment with the Company terminates by reason of DEATH, disability or retirement under a retirement plan of the Company, the Participant's Option shall CONTINUE [terminate and cease] to be exercisable UNTIL THE [at the earlier of its] expiration date STATED IN THE OPTION [or three years from the date of termination of employment for disability or retirement], PROVIDED THAT A NONQUALIFIED STOCK OPTION MAY BE EXERCISED WITHIN ONE YEAR FROM THE DATE OF DEATH EVEN IF LATER THAN SUCH EXPIRATION DATE. In the case of a Participant whose principal employer is a Subsidiary, then such Participant's employment shall be deemed to be terminated for purposes of this Section 5 as of the date on which such principal employer ceases to be a Subsidiary.

      [(v) Any shares that have been optioned that cease to be subject to an Option (other than by reason of exercise of the Option) shall again be available for option and shall not be considered as having been theretofore optioned. Any shares subject to option under an Option (or part thereof) that is cancelled upon exercise of a Right shall be treated as if the Option itself were exercised and such shares shall no longer be available for grant.]

      (v[i]) Each Option shall contain a Limited Right to receive cash in lieu of shares under the circumstances set forth in Section 12(b).

    (b) The Committee, at the time of grant of an Option or at any time prior to the expiration of its term, may also grant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the Participant who has been granted the Option, provided that at such time the Participant is a Key Employee. No Right shall be exercisable prior to six months from the date of grant, EXCEPT AS OTHERWISE PROVIDED IN SECTION 12(B).

    (c) The holder of an Option or Right who decides to exercise the Option or Right in whole or in part shall give notice to the Secretary of American of such exercise in writing on a form approved by the Committee. A notice exercising a Right shall also specify the extent, if any, to which the Participant elects to receive cash, and shall be subject to the determination by the Committee as provided in Section 5(f). Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with, in the case of exercise of an Option, payment in full of the Option price, is actually received and in the hands of the Secretary of American.

    (d) To the extent an Option is exercised in whole or in part, any Right granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a Right is exercised in whole or in part, the Option (or part thereof) in respect of which such Right was granted shall terminate and cease to be exercisable.

    (e) Subject to Sections 5(b) and 14, a Right granted with an accompanying Option shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable, except that when the Right is held by a person who is, or within the preceding six months has been, a director or an officer of American for purposes of Section 16(b) of the Exchange Act who elects to receive cash for all or part of the payments upon exercise, or who exercises for such cash, the person may so elect or exercise such Right only during any period beginning on the third business day following the date of release of a summary statement of American's quarterly or annual sales and earnings and ending on the twelfth business day following such date.

    (f) The Committee shall have sole discretion to determine the form in which payment will be made following exercise of a Right. All or any part of the obligation arising out of an exercise of a Right may be settled

      (i) by payment in shares of Common Stock with a fair market value equal to the cash that would otherwise be paid,

      (ii) by payment in cash, or

      (iii) by payment in a combination of such shares and cash.

    (g) To the extent that any Right that shall have become exercisable shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which its related Option is exercisable, provided that any conditions or limitations on its exercise (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed in Section 5(e)) are satisfied and the Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 5(f), the holder elects to receive cash and that such exercise of a Right shall be effective as of the time of the exercise.

6. AWARDS OF RESTRICTED STOCK

  The terms and conditions with respect to each Award of Restricted Stock under the Plan shall be consistent with the following:

    (a) The provisions of Awards of Restricted Stock need not be the same with respect to each Participant. Each Award of Restricted Stock shall be subject to forfeiture as set forth in the Plan and may be otherwise subject to forfeiture as set forth in the provisions of such Award.

    (b) Each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by American until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

    (c) Shares of Restricted Stock shall be subject to the restrictions set forth in this Section 6(c).

      (i) Subject to the provisions of the Plan and the applicable Award Agreement, during the period established by the Committee commencing on the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive any or all of such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

      (ii) Subject to Section 10(e) and except as provided in this Section 6(c), the Participant shall have, with respect to shares of Restricted Stock issued to such Participant under the Plan, all of the rights of a holder of Common Stock of American, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically reinvested in additional shares of Common Stock which shall be treated as Restricted Stock under this Section 6 and dividends payable in Common Stock shall be treated as additional shares of Restricted Stock subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

      (iii) Except to the extent otherwise provided in this Section 6(c), in Section 12(c) or 12(d) or in the applicable Award Agreement, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant. Except to the extent otherwise provided in the applicable Award Agreement, if the Participant's employment shall terminate and cease by reason of disability, retirement under a retirement plan of the Company or death, the Restriction Period with respect to any shares of Restricted Stock then held shall expire as of the date of such disability, retirement or death.

      (iv) Upon expiration of the Restriction Period with respect to any shares of the Restricted Stock without a prior forfeiture thereof, the holder of such shares shall have the right to receive in exchange for the certificates representing such shares unlegended certificates for such shares.

7. PERFORMANCE AWARDS

  The terms and conditions with respect to each Performance Award under the Plan shall be consistent with the following:

    (a) Performance Awards may be paid in cash, shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or any combination thereof. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Award which shall be at least two years (subject to Sections 12(c) and 12(d)) and shall determine the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon REVENUES, OPERATING INCOME, OPERATING COMPANY CONTRIBUTION, CASH FLOW, INCOME BEFORE INCOME TAXES, NET INCOME, EARNINGS PER SHARE, RETURN ON EQUITY OR ASSETS OR TOTAL RETURN TO STOCKHOLDERS, WHETHER APPLICABLE TO THE COMPANY OR ANY RELEVANT SUBSIDIARY OR BUSINESS UNIT, OR ANY COMBINATION THEREOF, [such Subsidiary, business unit or individual performance factors or other criteria] as the Committee may deem appropriate. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance factors and criteria. The terms of Performance Awards need not be the same with respect to each Participant. The Committee shall determine for each Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Awards are met. The factors must include a minimum performance standard below which no payment will be made and a maximum performance level above which no increased payment will be made. [Such dollar values or number of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.] NO PERFORMANCE AWARDS HAVING AN AGGREGATE MAXIMUM DOLLAR VALUE IN EXCESS OF $5,000,000 OR AN AGGREGATE MAXIMUM AMOUNT OF COMMON STOCK IN EXCESS OF 500,000 SHARES SHALL BE GRANTED TO ANY INDIVIDUAL PARTICIPANT ON OR AFTER JANUARY 1, 1994.

    (b) The Committee may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, PROVIDED THAT NO ADJUSTMENT SHALL BE MADE WHICH WOULD RESULT IN AN INCREASE IN THE COMPENSATION OF ANY PARTICIPANT WHOSE COMPENSATION IS SUBJECT TO THE LIMITATION ON DEDUCTIBILITY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE, AS AMENDED, OR ANY SUCCESSOR PROVISION, FOR THE APPLICABLE YEAR. THE COMMITTEE ALSO MAY ADJUST THE PERFORMANCE GOALS AND MEASUREMENTS APPLICABLE TO PERFORMANCE AWARDS AND THEREBY REDUCE THE AMOUNT TO BE RECEIVED BY ANY PARTICIPANT PURSUANT TO SUCH AWARDS IF AND TO THE EXTENT THAT THE COMMITTEE DEEMS IT

  APPROPRIATE, PROVIDED THAT NO SUCH REDUCTION SHALL BE MADE ON OR AFTER THE DATE OF A CHANGE IN CONTROL (AS DEFINED IN SECTION 12(B)(III)).

    (c) Except as otherwise provided in the applicable Award Agreement, if during a Performance Period a Participant's employment with the Company terminates by reason of the Participant's death, disability or retirement under a retirement plan of the Company, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable Performance Period (i) based, to the extent relevant under the terms of the Award, upon the Participant's performance for the portion of such Performance Period ending on the date of termination and
  (ii) prorated for the portion of the Performance Period during which the Participant was employed by the Company, all as determined by the Committee. The Committee may provide for an earlier payment in settlement of such Performance Award DISCOUNTED AT A REASONABLE INTEREST RATE AND OTHERWISE in such amount and under such terms and conditions as the Committee deems appropriate. Except as otherwise provided in Section 12(c) or 12(d) or in the applicable Award Agreement, if during a Performance Period a Participant's employment with the Company terminates other than by reason of the Participant's death, disability or retirement under a retirement plan of the Company, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such Performance Period, unless the Committee shall otherwise determine.

    (d) The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash or whole shares of Common Stock, either in a single payment or in annual installments, all as the Committee shall determine.

    (e) If a Participant engages in detrimental activity (as hereinafter defined) at any time (whether before or after termination of employment), any Performance Award that has not been paid to such Participant (or is not payable as provided in Section 12(c) or 12(d)) prior to the date such activity has been determined by the Committee to constitute detrimental activity shall be forfeited and shall never become payable. For purposes of this Section 7(e), "detrimental activity" shall mean willful, reckless or grossly negligent activity that is determined by the Committee, on a case-by-case basis, to be detrimental to or destructive of the business or property of American or any Subsidiary. Any such determination of the Committee shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, no Performance Award shall be forfeited or become not payable by virtue of this Section 7(e) on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

8. OTHER STOCK-BASED AWARDS

  The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan.

9. DIVIDEND EQUIVALENTS

  Any Awards (other than Awards of Options or Rights) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common

Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

10. LIMITATIONS AND CONDITIONS

    (a) The total number of shares of Common Stock that may be made subject to Awards under the Plan ON OR AFTER JANUARY 1, 1994 is 12,000,000 [6,400,000] shares. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. Not more than 2,000,000 [800,000] shares of Common Stock may be made subject to Awards under the Plan to any individual Participant ON OR AFTER JANUARY 1, 1994, WHICH LIMITATION SHALL BE APPLIED IN A MANNER CONSISTENT WITH THE REQUIREMENTS OF
  SECTION 162(M) OF THE INTERNAL REVENUE CODE, AS AMENDED. The foregoing numbers of shares may be increased or decreased by the events set forth in
  Section 12(a). In the event that the Company makes an acquisition or is a party to a merger or consolidation and American assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated which are administered pursuant to this Plan, shares of Common Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Common Stock that may be made subject to Awards under this Plan.

    (b) Any shares that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award TO THE EXTENT IT IS SETTLED IN SHARES) shall again BE AVAILABLE FOR AWARD AND SHALL NOT be considered as having been theretofore made subject to award. Any shares subject to option under an Option (or part thereof) that is cancelled upon exercise of a Right WHEN SETTLED WHOLLY OR PARTIALLY IN SHARES shall TO THE EXTENT OF SUCH SETTLEMENT IN SHARES be treated as if the Option itself were exercised and such shares RECEIVED IN SETTLEMENT OF THE RIGHT shall no longer be available for grant.

    (c) No Awards shall be made under the Plan after December 31, 1999 [1995], but the terms of Awards granted on or before the expiration thereof may extend beyond such expiration. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

    (d) No Award or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, EXCEPT THAT AN OPTION AND RELATED RIGHT MAY BE TRANSFERRED BY GIFT TO ANY MEMBER OF THE HOLDER'S IMMEDIATE FAMILY OR TO A TRUST FOR THE BENEFIT OF SUCH IMMEDIATE FAMILY MEMBERS, IF PERMITTED IN THE APPLICABLE AWARD AGREEMENT. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant UNLESS IT HAS BEEN TRANSFERRED TO A MEMBER OF THE HOLDER'S IMMEDIATE FAMILY OR TO A TRUST FOR THE BENEFIT OF SUCH IMMEDIATE FAMILY MEMBERS, IN WHICH CASE IT SHALL BE EXERCISABLE ONLY BY SUCH TRANSFEREE. FOR THE PURPOSE OF THIS PROVISION, A HOLDER'S "IMMEDIATE FAMILY" SHALL MEAN THE HOLDER'S SPOUSE, CHILDREN AND GRANDCHILDREN.

    (e) No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 6) shall have any rights of a stockholder (i) as to shares under option until, after proper exercise of the Option, such shares have been recorded on American's official stockholder records as having been issued or transferred, (ii) as to shares to be delivered following exercise of a Right until, after proper exercise of the Right and determination by the Committee to make payment therefor in shares, such shares shall have been recorded on

  American's official stockholder records as having been issued or transferred, or (iii) as to shares included in Awards of Restricted Stock, Performance Awards or Other Stock-Based Awards, until such shares shall have been recorded on American's official stockholder records as having been issued or transferred.

    (f) American shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed nor until there has been compliance with such laws or regulations as American may deem applicable. American shall use its best efforts to effect such listing and compliance. No fractional shares shall be delivered.

    (g) Nothing contained herein shall affect the right of the Company to terminate any Participant's employment at any time or for any reason.

11. TRANSFERS AND LEAVES OF ABSENCE

  For purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period from American to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

12. STOCK ADJUSTMENTS, CHANGE IN CONTROL AND DIVESTITURES

    (a) In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, REORGANIZATION or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares subject to the Plan and the number of shares that may be made subject to Awards to any individual Participant as set forth in Section 10(a), (ii) the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share without any change in the aggregate Option price to be paid therefor upon exercise of the Option, (iii) the number and kind of Rights granted or that may be granted under the Plan, (iv) the number and kind of shares of outstanding Restricted Stock, (v) the number and kind of shares of Common Stock covered by a Performance Award or Other Stock-Based Award and (vi) the number of outstanding dividend equivalents, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

    (b) (i) In the event of a Change in Control (as defined in Section 12(b)(iii)), then each Option or Right held by a Participant that is not then exercisable shall become immediately exercisable and shall remain exercisable as provided in Section 5 notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) OR IN SECTION 5(B); provided, however, that, no such Option or Right HELD BY ANY PERSON WHO IS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT (A "SECTION 16 PARTICIPANT") shall become so exercisable until the day after the expiration of six months from its date of grant (or until such Participant's death, if earlier). In addition, UNLESS THE COMMITTEE OTHERWISE DETERMINES AT THE TIME OF GRANT OR AT ANY TIME THEREAFTER BUT PRIOR TO SUCH CHANGE IN CONTROL, (A) EACH LIMITED RIGHT OUTSTANDING AT THE TIME OF SUCH CHANGE IN CONTROL (EXCEPT LIMITED RIGHTS HELD BY ANY
    SECTION 16 PARTICIPANT THAT HAVE NOT BEEN OUTSTANDING AT THE TIME OF SUCH CHANGE IN CONTROL FOR AT LEAST SIX MONTHS FROM THE DATE OF GRANT) SHALL BE DEEMED TO BE AUTOMATICALLY EXERCISED AS OF THE DATE OF SUCH CHANGE IN CONTROL OR AS OF SUCH OTHER DATE during the 60-day period beginning on [the later of] the date of such Change in Control [and the day after the expiration of six months from the date of grant of such Option or Right (such 60-day period being herein referred to as the "Limited Right Exercise Period"), such Participant may,] AS THE COMMITTEE MAY DETERMINE PRIOR TO SUCH CHANGE IN CONTROL, AND (B) EACH LIMITED RIGHT HELD BY ANY SECTION 16 PARTICIPANT THAT HAS NOT BEEN OUTSTANDING AT THE TIME OF SUCH CHANGE IN CONTROL FOR AT LEAST SIX MONTHS FROM THE DATE OF GRANT (SUCH SIX-MONTH PERIOD BEING HEREINAFTER REFERRED TO AS THE "HOLDING PERIOD") SHALL BE DEEMED TO BE AUTOMATICALLY EXERCISED AS OF THE DAY AFTER THE EXPIRATION OF THE HOLDING PERIOD OR AS OF SUCH OTHER DAY DURING THE 60-DAY PERIOD BEGINNING ON THE DAY AFTER THE EXPIRATION OF THE HOLDING PERIOD AS THE COMMITTEE MAY DETERMINE PRIOR TO SUCH CHANGE IN CONTROL. IN THE EVENT THAT THE LIMITED RIGHT IS NOT AUTOMATICALLY EXERCISED, THE PARTICIPANT (OTHER THAN A SECTION 16 PARTICIPANT WHO HAS NOT HELD SUCH LIMITED RIGHT FOR THE HOLDING PERIOD) MAY DURING THE 60-DAY PERIOD BEGINNING ON THE DATE OF THE CHANGE IN CONTROL, AND THE PARTICIPANT WHO IS A SECTION 16 PARTICIPANT AND HAS NOT HELD SUCH LIMITED RIGHT FOR THE HOLDING PERIOD MAY DURING THE 60-DAY PERIOD BEGINNING ON THE LATER OF THE DATE OF THE CHANGE IN CONTROL AND THE DAY AFTER THE EXPIRATION OF THE HOLDING PERIOD (THE APPLICABLE 60-DAY PERIOD FOR ANY PARTICIPANT BEING HEREIN REFERRED TO AS THE "LIMITED RIGHT EXERCISE PERIOD"), in lieu of exercising such Option or Right in whole or in part, exercise the Limited Right (or part thereof) pertaining to such Option. SUCH [, in which event such] Participant, WHETHER THE EXERCISE IS PURSUANT TO HIS ELECTION OR AUTOMATIC PURSUANT TO THE TERMS HEREOF, shall be entitled to receive in cash an amount determined by multiplying the number of shares subject to such Option (or part thereof) by the amount by which the exercise price of each share is exceeded by (A) if such Option is an Incentive Stock Option, the fair market value of such shares at the date of exercise or (B) if such Option is a Nonqualified Stock Option, the greater of (x) the highest purchase price per share paid for the shares of the Company beneficially acquired in the transaction or series of transactions resulting in the Change in Control by the person or persons deemed to have acquired control pursuant to the Change in Control (except that this clause (x) shall not be applicable to the extent that such price is based on a transaction or series of transactions that has occurred prior to the expiration of six months from the date of grant of such Option if at either the date of grant or the time of exercise the person holding such Option IS SUBJECT TO [is, or within the preceding six months has been, a director or officer of American for purposes of]
    Section 16[(b)] of the Exchange Act) and (y) the highest fair market value of shares of Common Stock during the Limited Right Exercise Period prior to the TIME [date] of exercise[; provided, however, that the Committee may at any time determine that any Limited Right outstanding at the close of business on the last day of the Limited Right Exercise Period applicable to each such Limited Right shall be deemed to be automatically exercised on such last day]. A Limited Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee to the Secretary of American, except that no such written notice shall be required in the event such Limited Right is automatically exercised pursuant to THE TERMS HEREOF [the proviso to the preceding sentence]. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of American. In the event the last day of a Limited Right Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. To the extent an Option or a Right pertaining thereto is exercised in whole or in part, the Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, the Option (or part thereof) to which such Limited Right pertains and the Right (or part thereof) pertaining to such Option (or part thereof) shall terminate and cease to be exercisable.

      (ii) Notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) or IN 5(a)(iv) OR 5(B), the provisions of this
    Section 12(b)(ii) will be applicable in the event of a termination of a Participant's employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto. No Option, Right or Limited Right held by a Participant shall terminate or cease to be exercisable as a result of his termination of employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto, but shall be exercisable throughout the Limited Right Exercise Period applicable thereto; provided, however, that in no event shall any Option or Right be exercisable after ten years from its date of grant (except in the event of death as provided in Section 5(a)(iv)). However, in the event such Option or Right or the Option to which such Limited Right pertains has not, on the date of termination, been held for more than six months from the date of its grant, the preceding sentence shall apply only if such Participant has been terminated other than for just cause (as hereinafter defined) or has voluntarily terminated his employment because he in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control. For purposes hereof, termination shall be for "just cause" only if such termination is based on fraud, misappropriation or embezzlement on the part of the Participant which results in a final conviction of a felony. Nothing in this Section 12(b) shall be in derogation of any rights otherwise provided in the Plan in respect of a Participant's Options or Rights in the event of his death, disability or retirement under a retirement plan of the Company.

      (iii) A "Change in Control" shall be deemed to have occurred if (A) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on November 28, 1989 is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on November 28, 1989 of stock of the Company entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors, (B) more than 50% of the members of the Board of Directors shall not be Continuing Directors (which term, as used herein, means the directors of American (x) who are members of the Board of Directors on November 28, 1989 or (y) who subsequently became directors of American and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by American's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors), (C) American shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of American shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, either (1) the stockholders of American immediately prior thereto shall not directly or indirectly have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity immediately thereafter or (2) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on November 28, 1989 is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on November 28, 1989 of more than 20% of combined voting power of the surviving, resulting or transferee corporation or entity, or (D) any change in control of American shall have occurred of a nature that would be required to be reported in response to Item 1(a) of Form 8-K promulgated under the Exchange Act as in effect on November 28, 1989, regardless of whether American is at the time of such change in control subject to the reporting requirement thereof. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if an acquisition of stock that would otherwise constitute a Change in Control pursuant to clause (A) or (D) of the preceding sentence is made by the Company, by any corporation in a merger or consolidation that does not constitute a Change in Control pursuant to clause (C) of the preceding sentence or by any employee benefit plan (or related trust) sponsored or maintained by the Company.

    (c) Notwithstanding any other provision of the Plan, in the event that a Participant's employment is terminated on or after a Change in Control (as defined in Section 12(b)(iii)) (x) by the Company other than for just cause (as defined in Section 12(b)(ii)) or (y) by the Participant because the Participant in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control:

      (i) with respect to shares of Restricted Stock then outstanding, the Restriction Period with respect to such shares shall be deemed satisfied as of the date such Participant's employment is so terminated, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of such date without regard to this Section 12(c)(i); as of such date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(c)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

      (ii) with respect to Performance Awards and Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the date such Participant's employment is so terminated (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of any relevant Performance Period or other period ending on the date such Participant's employment is so terminated, unless prior to the Change in Control the Committee otherwise so provides.

    (d) In the case of a Participant whose principal employer is a Subsidiary, then such Participant's employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date on which such principal employer ceases to be a Subsidiary (the "Divestiture Date") and, except to the extent otherwise determined by the Committee and set forth in the applicable Award Agreement:

      (i) with respect to shares of Restricted Stock held by such Participant, the Restriction Period shall be deemed satisfied as of the Divestiture Date, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of the Divestiture Date without regard to this Section 12(d)(i); as of the Divestiture Date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(d)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

      (ii) with respect to Performance Awards and Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the Divestiture Date (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of the relevant Performance Period or other period ending on the Divestiture Date, all as determined by the Committee.

In the event of a termination of the Plan, then each Participant's employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date of such termination of the Plan and, except to the extent otherwise determined by the Committee and set forth in the applicable Award Agreement, the foregoing provisions of clauses (i) and (ii) of this Section 12(d) shall apply to such Participant's shares of Restricted Stock, Performance Awards and Other Stock-Based Awards with the same effect as if the date of such termination of the Plan were a Divestiture Date.

13. AMENDMENT AND TERMINATION

    (a) The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate fair market value of the shares subject to Incentive Stock Options first exercisable in any calendar year under Section 5 to the extent provided in Section 422[A], or any successor provision, of the Internal Revenue Code. It shall not, however, except as otherwise provided in the Plan, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option that is exercisable more than ten years from the date it is granted except in the event of death. It shall have no power to change the terms of any Award theretofore granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award.

    (b) The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options, Rights or Limited Rights then in effect.

14. FOREIGN OPTIONS AND RIGHTS

    (a) The Committee may grant Awards to Key Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Awards of Options may have terms and conditions that differ from Incentive Stock Options and Nonqualified Stock Options for the purposes of complying with the foreign tax laws.

    (b) The Committee may grant stock appreciation rights to Key Employees without the grant of an accompanying Option if the Key Employees are subject at the time of grant to the laws of a jurisdiction that prohibits them from owning Common Stock. The Rights shall permit the Key Employees to receive, at the time of any exercise of such Rights, cash equal to the amount by which the fair market value of all shares of Common Stock in respect to which the Right was granted exceeds the exercise price thereof.

    (c) The terms and conditions of Options and Rights granted under Sections 14(a) and 14(b) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options, Nonqualified Stock Options and Rights if the Committee determines that the grants are desirable to promote the purposes of the Plan for the Key Employees identified in Sections 14(a) and 14(b); provided that the Committee may not grant such Options or Rights that do not comply with the limitations of
  Section 13(a).

15. WITHHOLDING TAXES

  The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of American to deliver shares upon the exercise of an Option or Right, upon payment of a Performance Award, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay ANY [a portion or all of such] withholding taxes in shares of Common Stock.

16. EFFECTIVE DATE

  The Plan AS ORIGINALLY APPROVED [shall be effective on and as of the date of its approval] by the stockholders of American, WAS EFFECTIVE ON AND AS OF MAY 8, 1990. THE PLAN, AS AMENDED AND RESTATED, SHALL BE EFFECTIVE ON AND AS OF JANUARY 1, 1994 SUBJECT TO APPROVAL THEREOF BY THE STOCKHOLDERS OF AMERICAN.

                                                                       EXHIBIT B
                        BY-LAWS OF AMERICAN BRANDS, INC.

                                  ARTICLE XII*

 (AS PROPOSED TO BE AMENDED FOR THE INCENTIVE COMPENSATION AWARDS FOR 1994 AND
                                  LATER YEARS)

                             INCENTIVE COMPENSATION

  Section 1. (A) As soon as practicable after the end of the year 1994 [1986] and of each year thereafter, [if net income before taxes for such year (as hereinafter defined) shall have equaled or exceeded 12% of net worth for such year (as hereinafter defined) and] if a cash dividend on the Common Stock shall have been paid in such year, there shall be made available for allotment, as hereinafter provided, an amount equal to one-half of 1% of ADJUSTED INCOME FROM CONTINUING OPERATIONS (AS DEFINED IN SECTION 5 HEREOF) [such net income before taxes].

  (B) Of such amount made available for allotment under this Article, 18% shall be allotted to the person or persons who during such year held the office of Chairman of the Board, SUBJECT TO REDUCTION OF ANY PERSON'S SHARE AS PERMITTED BY SECTION 3(A) HEREOF, as incentive compensation, in addition to the fixed salary of such person or persons for such year. If such office shall have been vacant at any time during the year, the amount to be allotted to the incumbent or incumbents of such office for such year shall be reduced proportionately. If such office shall have had more than one incumbent during the year, the amount to be allotted in respect of such office shall be divided among the different incumbents in the proportion of their respective periods of incumbency during the year. Nothing herein contained shall give any incumbent of such office any right to claim to continue therein, or any other right except as herein specifically expressed.

  (C) Of such amount made available for allotment under this Article, the amount not allottable pursuant to Section 1(B) hereof BY REASON OF A VACANCY AT ANY TIME DURING SUCH YEAR IN THE OFFICE OF THE CHAIRMAN OF THE BOARD shall be available for allotment to other key employees, as provided in Section 2 hereof, in addition to the fixed salary of each of such persons for such year.

  Section 2. (A) THE AMOUNT AVAILABLE FOR ALLOTMENT PURSUANT TO THIS SECTION 2 FOR EACH YEAR SHALL BE ALLOTTED AMONG THE MEMBERS OF A MANAGEMENT GROUP CONSISTING OF ALL PERSONS ELECTED TO THE OFFICE OF VICE PRESIDENT OF THE COMPANY OR ANY OFFICE SENIOR THERETO (EXCEPT THE CHAIRMAN OF THE BOARD AND ANY OFFICER COVERED BY AN INCENTIVE COMPENSATION PLAN OF ANY SUBSIDIARY OF THE COMPANY). [As soon as practicable after the end of the year 1986 and of each year thereafter, the Committee (as defined in Section 3(C) of this Article) shall designate a Management Group to participate in such allotment, which Group in respect of such allotment shall consist of all salaried employees of the Company who, in the judgment of such Committee, held during all or any part of such year positions having responsibility for the management of important aspects of the Company's business.] A PERSON WHO DURING PART OF SUCH YEAR HAS HELD AN OFFICE IN THE MANAGEMENT GROUP SHALL PARTICIPATE IN SUCH ALLOTMENT ON A PROPORTIONAL BASIS REFLECTING THE PORTION OF THE YEAR DURING WHICH HE HOLDS SUCH OFFICE. A person who during part of such year has held the office of Chairman of the Board SHALL [may] be included in the Management Group for the portion of the year during which he HELD AN OFFICE IN THE MANAGEMENT GROUP AND [was in the employ of the Company but] did not hold THE OFFICE OF CHAIRMAN OF THE BOARD [such office], and the allotment to such person as a member of the Management Group shall be in addition to the allotment to which he is entitled under Section 1(B) hereof.

- --------
*Material in brackets is proposed to be deleted and material in bold typeface is proposed to be added.

  (B) Within 60 days after receipt from the independent [public] accountants of the certificate to be furnished pursuant to Section 6[7] hereof showing the amount made available for allotment under this Article, the amount to be allotted pursuant to this Section 2 shall then be allottable among the members of such Management Group as follows:

    (1) Of such amount made available for allotment under this Article, 30% [24%] shall be allotted to all members of such Group pro rata, SUBJECT TO REDUCTION OF ANY MEMBER'S SHARE AS PERMITTED BY SECTION 3(A) HEREOF, ACCORDING TO THE PROPORTION WHICH THE FIXED SALARY OF EACH MEMBER OF SAID GROUP FOR PERIODS OF MEMBERSHIP DURING SUCH YEAR BEARS TO THE TOTAL OF SUCH FIXED SALARIES OF ALL MEMBERS OF THE GROUP FOR SUCH PERIODS. FOR PURPOSES OF THIS ALLOTMENT, (A) THE FIXED SALARY OF EACH MEMBER OF SAID GROUP WHOSE COMPENSATION IS NOT SUBJECT TO THE LIMITATION ON DEDUCTIBILITY UNDER
  SECTION 162(M) OF THE INTERNAL REVENUE CODE, AS AMENDED, OR ANY SUCCESSOR PROVISION (THE "SECTION 162(M) LIMITATION") FOR SUCH YEAR SHALL BE AT A RATE EQUAL TO THE HIGHEST FIXED SALARY RATE OF SUCH MEMBER DURING ANY PERIOD OF MEMBERSHIP IN SAID GROUP DURING SUCH YEAR AND (B) THE FIXED SALARY OF EACH MEMBER OF SAID GROUP WHOSE COMPENSATION IS SUBJECT TO THE
  SECTION 162(M) LIMITATION FOR SUCH YEAR SHALL BE AT THE RATE IN EFFECT AT THE BEGINNING OF SUCH YEAR, OR IF LATER THE BEGINNING OF SUCH MEMBER'S FIRST PERIOD OF MEMBERSHIP IN THE GROUP DURING SUCH YEAR [according to the proportion which the highest fixed salary rate during each such year of each member of said Group bears to the total of the highest fixed salary rates for such year of all members of said Group. In the case of any members of such Management Group who were employed by the Company during less than all of any such year, the pro rata computation hereunder shall be adjusted proportionately to include such members only for their respective periods of employment during such year. In the case of any members of such Management Group who have held the office of Chairman of the Board during part of any such year, the pro rata computation hereunder shall be adjusted proportionately to include such members as if they had been employed during such year only during their respective periods of employment in capacities other than as Chairman of the Board].

    (2) So much of the remaining amount made available for allotment under this Article as the Committee (AS DEFINED IN SECTION 3(C) OF THIS ARTICLE) determines, in its sole discretion, shall be allotted among the members of such Management Group to such individuals in said Group, and in such amounts as to individuals as the Committee, in its sole discretion, shall determine, except as otherwise provided in Section 2(D) hereof.

  (C) In addition to the foregoing, there shall also be allottable to such Management Group within the 60-day period specified in Section 2(B) hereof any amount which is not allotted in such year to the Chairman of the Board pursuant to Section 1(B) hereof by reason of vacancy at any time during such year in such office. Except as otherwise provided in Section 2(D) hereof, so much of such additional amount as the Committee determines, in its sole discretion, shall be allotted among the members of such Management Group to such individuals in said Group, and in such amounts as to individuals, as the Committee, in its sole discretion, shall determine.

  (D) In any case where a Chairman of the Board is a person to whom an allotment may be made as a member of such Management Group pursuant to paragraph (2) of Section 2(B) hereof or pursuant to both said paragraph (2) and
Section 2(C) hereof, there shall be allotted to him within the 60-day period specified in Section 2(B) hereof (subject to REDUCTION AS PERMITTED BY SECTION 3(A) HEREOF) [the provisions of the next sentence of this Section 2(D))], from the total of the amount allottable among the members of the Management Group by the Committee under said paragraph (2) and of any additional amount so allottable under said Section 2(C), a sum which shall be the same percentage (adjusted proportionately on the basis of the period of the year for which the allotment is being made in which he WAS A MEMBER OF THE MANAGEMENT GROUP [was in the employ of the Company] but did not hold the office of Chairman of the Board) of such total as the allotment made to him for the next preceding year under said paragraph (2) and said Section 2(C) was of the total amount allottable for such preceding year under said paragraph (2) and said Section 2(C). [If the Board of Directors, by the affirmative vote of at least two-thirds of all of the directors (other than the Chairman of the Board) then in office, shall determine, at or before the regular meeting of the Board of Directors scheduled to be held in the month of February next following the close of the year for which the allotment is being made, upon a lesser amount to be allotted to such member under said paragraph (2) or under both said paragraph (2) and said
Section 2(C), such lesser amount so determined shall be allotted to him in lieu of any amount that might otherwise be allotted to him thereunder.]

  Section 3. (A) THE COMMITTEE SHALL HAVE AUTHORITY TO REDUCE THE AMOUNT OF ANY ALLOTMENT TO THE CHAIRMAN OF THE BOARD PURSUANT TO SECTION 1(B) HEREOF OR THE AMOUNT OF ANY ALLOTMENT TO A MEMBER OF THE MANAGEMENT GROUP PURSUANT TO SECTION 2(B)(1) OR SECTION 2(D) HEREOF IF AND TO THE EXTENT THAT THE COMMITTEE DEEMS IT APPROPRIATE. NO PART OF ANY SUCH REDUCTION IN ANY ALLOTMENT SHALL BE AVAILABLE FOR ALLOTMENT TO ANY OTHER PERSON UNDER THIS ARTICLE.

  (B) No part of the amount made available for allotment under this Article as shall not have been allotted, under Sections 1 and 2 hereof, within such 60-day period, for any year may be carried forward for subsequent allotment.

  [(B) As used in Section 2 to 5, inclusive, of this Article the word "Company" means American Brands, Inc. and its subsidiaries included in the consolidated financial statements set forth in the annual report for the year 1986 to the stockholders of American Brands, Inc., together with such other subsidiaries or affiliates as the Committee shall expressly designate for any year or years.]

  (C) As used in this Article the word "Committee" shall mean the Compensation and Stock Option Committee [for all purposes relating to Article XII incentive compensation for the year 1990 and each year thereafter, but shall mean the Incentive Compensation Committee for the years prior to 1990]. All decisions of the Committee pursuant to the provisions of this Article shall be binding and conclusive on all interested parties.

  [(D) The Incentive Compensation Committee shall consist of the persons holding the following offices: the Chairman of the Board, the President and the Executive Vice President. No vote of a member of the Incentive Compensation Committee who is a member of the Management Group shall be counted with respect to making any allotment to him.]

  Section 4. [(A)] Payment to the Chairman of the Board of the amounts payable to him under Section 1(B) hereof, and to each of the allottees of the Management Group of the amount of his total allotment under Sections 2(B), 2(C) and 2(D) hereof, with respect to any year shall be made [one half] in cash as soon as practicable [and, subject to Section 5 hereof, the balance on a deferred basis as hereinafter provided].

  [(B) All deferred amounts payable to all persons hereunder, such persons being hereinafter referred to as "participants," shall be payable (subject to the conditions set forth in this Section 4(B) and to Section 4(C) hereof) in cash on the fifteenth day of December next following the close of the year for which the allotment was made, subject to the condition that prior to such fifteenth day of December the participant shall not, without the express approval of the Board of Directors, have accepted employment with, or rendered personal service to, a competitor as defined in the following sentence. As used herein, a "competitor" shall mean any corporation or other entity engaged in any activity which, at the time the applicable allotment was made, was competitive with the business of the Company and "the business of the Company" at the time of allotment shall mean the types of business carried on by the Company and its subsidiaries which are deemed by the Board of Directors to have been the principal types at that time.

  (C) Subject to Section 5 hereof, no such installment may be transferred by any participant in any manner whatsoever, including transfer by operation of law. If any participant is, in the opinion of the Board of Directors, incapable of handling his affairs, or makes or suffers any attempted transfer, whether voluntary or involuntary, of any such installment, then in the discretion of the Board of Directors payment thereof to such participant shall cease and payments may be made or applied to or for the benefit of such participant or his spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Board of Directors shall from time to time deem proper, subject, however, to the other provisions hereof.

  (D) Any portion of any allotment which terminates by reason of noncompliance with its conditions shall revert to the Company.

  Section 5. Any of the said deferred payments that may fall due after death of a participant shall be paid as soon as practicable either to such person as shall furnish evidence satisfactory to the Company that under the last will and testament of the participant or for other reason such person is authorized in law to receive such payment, or, in the discretion of the Company, to such person as shall furnish the Company with evidence of appointment as representative of the estate of the participant. The Company may rely upon any opinion of counsel in determining the person entitled to receive such payments and the receipt of any such person for such payments shall release the Company from any further obligation in respect thereof. The word "person" as used in this Section 5 may include one or more individuals, firms, trusts or corporations.]

  Section 5[6 (A)]. For the purpose of this Article, the term "ADJUSTED INCOME FROM CONTINUING OPERATIONS" ["net income before taxes"] for any year is defined AS [to mean] the income FROM CONTINUING OPERATIONS, before INCOME taxes, AS REFLECTED [on income, stated by the independent public accountants who have audited the Company's books as fairly reflecting, before such taxes and before the deduction for Article XII incentive compensation, the consolidated results of the operations for such year of the Company and its subsidiaries included] in the consolidated financial statements set forth in the annual report for such year of the Company to the stockholders, but adjusted BY THE INDEPENDENT ACCOUNTANTS WHO HAVE AUDITED THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS TO
(I) EXCLUDE THE DEDUCTION FOR ARTICLE XII INCENTIVE COMPENSATION, (II) EXCLUDE UNREALIZED GAINS AND LOSSES ON SECURITIES, AND ADJUST REALIZED GAINS AND LOSSES ON TRADING SECURITIES TO REFLECT COST, (III) EXCLUDE RESTRUCTURING CHARGES OR CREDITS, AND CHARGES FOR IMPAIRED ASSETS OTHER THAN THOSE SOLD IN THE ORDINARY COURSE OF BUSINESS, (IV) INCLUDE THE RESULTS OF OPERATIONS FOR SUCH YEAR FROM BUSINESSES CLASSIFIED AS "DISCONTINUED OPERATIONS" PRIOR TO THE DISPOSITION DATES, AND (V) TO THE EXTENT NOT ADJUSTED PURSUANT TO ITEMS (II), (III) OR (IV) ABOVE, EXCLUDE GAINS OR LOSSES INCLUDED IN CONTINUING OPERATIONS RESULTING FROM THE SALE OR WRITEDOWN OF INTANGIBLE ASSETS, LAND OR BUILDINGS, INVESTMENTS IN BUSINESS UNITS AND SECURITIES RESULTING FROM THE SALE OF BUSINESS UNITS [to exclude all gain in excess of loss resulting from sales or other dispositions of land, buildings, good will, brands, trademarks and investments in subsidiaries, other companies or governmental bodies].

  [(B) For the purpose of this Article, the term "net worth" for any year means the amount stated by the independent public accountants who have audited the books of the Company as representing the stockholders' equity, at the end of the immediately preceding year, in the Company and its consolidated subsidiaries included in the consolidated financial statements set forth in the annual report for such preceding year of the Company to the stockholders; provided, however, that with respect to 1986, the term "net worth" means the amount stated by the independent accountants who have audited the books of American Brands, Inc., a New Jersey corporation organized under an Agreement of Consolidation in 1904, and any successor thereto (such corporation and any such successor being hereinafter together called "American"), as representing the stockholders' equity, at the end of 1985, in American and its consolidated subsidiaries included in the consolidated financial statements set forth in the annual report for 1985 to the stockholders of the Company.]

  Section 6[7]. At the time of rendering their report with respect to the financial statements of the Company and its consolidated subsidiaries for any year, such [public] INDEPENDENT accountants shall also furnish to the Company their written certificate stating [the "net worth" for such year as defined in Section 6(B) hereof,] the amount of the "ADJUSTED INCOME FROM CONTINUING OPERATIONS" ["net income before taxes"] for such year as defined in Section 5[6](A) hereof, the amount made available for allotment under this Article for such year, and the amounts thereof to be allotted to the Chairman of the Board, and the amount thereof available for allotment to the Management Group, which certificate as to the amounts available and payable hereunder shall be binding and conclusive on all interested parties, and no one claiming hereunder shall have a right to question the same, or to any examination of the books or accounts of the Company or subsidiaries.

  Section 7[8]. This Article may be repealed only by the action of the stockholders of the Company, and not by the directors. Upon the unanimous recommendation of the Committee, this Article may be amended or modified by the directors in accordance with Article XI, except that, without the approval of the stockholders of the Company, no such amendment or modification shall be made which increases the amount made available for allotment as specified in
Section 1(A) hereof or increases to higher than 18% of such amount the amount to be allotted hereunder to the Chairman of the Board.

                     LOGO OF RECYCLE SYMBOL
                     THIS PROXY STATEMENT IS PRINTED ON
                     RECYCLED PAPER. THE ENTIRE
                     PUBLICATION IS RECYCLABLE.

                 PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY
                        (SEE ENCLOSED PROXY STATEMENT)

                                 (DETACH HERE)




[LOGO OF American Brands, Inc.]        PROXY SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints W. J. ALLEY, T. C. HAYS and A. HENSON proxies, with power of substitution, to vote at the Annual Meeting (including adjournments) of stockholders of American Brands, Inc., to be held May 3, 1994, at the Stamford Center for the Arts, Stamford, Connecticut at 10:00 A.M., for the election of nominees E. R. Anderson, P.O. Ewers, J.W. Johnstone, Jr. and W. J. Kelley as Class II directors, on Items 2 through 11 referred to on the reverse side and described in the Proxy Statement, and on any other business before the meeting, with all powers the undersigned would possess if personally present. A majority (or, if only one, then that one) of the proxies or their substitutes acting at the meeting may exercise all powers hereby conferred.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO CONTRARY INDICATION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR ITEMS 2
                                                            ---
THROUGH 6 AND AGAINST ITEMS 7 THROUGH 11 IF THEY ARE PRESENTED TO THE MEETING.
              -------


PLEASE MARK, DATE, SIGN AS NAME APPEARS AT RIGHT, AND RETURN THIS PROXY IN THE ENCLOSED POSTPAID ENVELOPE. (EXECUTORS, ADMINISTRATORS, TRUSTEES, CUSTODIANS, ETC., SHOULD INDICATE CAPACITY IN WHICH SIGNING.)

PLEASE
 SIGN     RIGHT ARROW                             DATED
 HERE                  -------------------------        ------------------, 1994

                                 (DETACH HERE)



P R O X Y

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ITEMS 1 THROUGH 6
                                        ---
                                                       WITHHELD
        1. Election of Directors              FOR ALL  FROM ALL

                                                [_]    [_]

           FOR, EXCEPT individual nominee(s) (Messrs. Anderson,
           Johnstone and Kelley and Dr. Ewers) whose name(s) is
           written below:
           ----------------------------------------------------
                                                   FOR  AGAINST  ABSTAIN


        2. Elect Coopers & Lybrand independent     [_]    [_]     [_]
           accountants for 1994

        3. Amend 1990 Long-Term Incentive Plan     [_]    [_]     [_]

        4. Amend 1986 Stock Option Plan            [_]    [_]     [_]

        5. Amend Annual Executive Incentive        [_]    [_]     [_]
           Compensation Program

        6. Amend Profit-Sharing Plan               [_]    [_]     [_]


P R O X Y

THE BOARD OF DIRECTORS RECOMMENDS VOTES AGAINST ITEMS 7 THROUGH 11
                                        -------
                                                   FOR  AGAINST  ABSTAIN



        7. Request elimination of election of      [_]    [_]     [_]
           directors by classes

        8. Request cancellation of Company         [_]    [_]     [_]
           pensions for outside directors

        9. Request establishment of minimum        [_]    [_]     [_]
           stock ownership requirements for senior
           managers and outside directors

       10. Request implementation of MacBride      [_]    [_]     [_]
           Principles

       11. Request report on promotion of lower-   [_]    [_]     [_]
           priced cigarettes to African-Americans
           and low-income persons







                  (TO BE SIGNED AND DATED ON THE OTHER SIDE)